Exhibit 10.7



                                CREDIT AGREEMENT

                           dated as of April 30, 1996

                                      among

                              IVC INDUSTRIES, INC.,

                             the Banks party hereto

                                       and

                            THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION),

                                    as Agent
































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                                TABLE OF CONTENTS
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                                                                            Page
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ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.  . . . . . . . . . . . . . . . .    1
     Section 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.02.  Accounting Terms  . . . . . . . . . . . . . . . . . . .   17

ARTICLE 2.  THE LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Section 2.01.  Facility A  . . . . . . . . . . . . . . . . . . . . . .   17
     Section 2.02.  Facility B  . . . . . . . . . . . . . . . . . . . . . .   18
     Section 2.03.  Purpose . . . . . . . . . . . . . . . . . . . . . . . .   19
     Section 2.04.  Borrowing Procedures  . . . . . . . . . . . . . . . . .   19
     Section 2.05.  Prepayments and Conversions . . . . . . . . . . . . . .   19
     Section 2.06.  Interest Periods; Renewals  . . . . . . . . . . . . . .   19
     Section 2.07.  Changes of Commitments  . . . . . . . . . . . . . . . .   20
     Section 2.08.  Certain Notices . . . . . . . . . . . . . . . . . . . .   20
     Section 2.09.  Minimum Amounts . . . . . . . . . . . . . . . . . . . .   20
     Section 2.10.  Interest  . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 2.11.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 2.12.  Payments Generally  . . . . . . . . . . . . . . . . . .   22

ARTICLE 3.  LETTER OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . .   23
     Section 3.01.  Letter of Credit  . . . . . . . . . . . . . . . . . . .   23
     Section 3.02.  Letter of Credit Participations . . . . . . . . . . . .   23
     Section 3.03.  Reimbursement Agreement . . . . . . . . . . . . . . . .   25
     Section 3.04.  Letter of Credit Fee  . . . . . . . . . . . . . . . . .   25
     Section 3.05.  Letter of Credit Transaction Fees and Charges . . . . .   26
     Section 3.06.  Purpose . . . . . . . . . . . . . . . . . . . . . . . .   26

ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC.  . . . . . . . . . . . . . .   26
     Section 4.01.  Additional Costs  . . . . . . . . . . . . . . . . . . .   26
     Section 4.02.  Limitation on Types of Loans  . . . . . . . . . . . . .   28
     Section 4.03.  Illegality  . . . . . . . . . . . . . . . . . . . . . .   28
     Section 4.04.  Certain Conversions pursuant to Sections 4.01 and 4.03    29

ARTICLE 5.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . .   30
     Section 5.01.  Documentary Conditions Precedent  . . . . . . . . . . .   30
     Section 5.02.  Additional Conditions Precedent . . . . . . . . . . . .   33
     Section 5.03.  Deemed Representations  . . . . . . . . . . . . . . . .   33





































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ARTICLE 6.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . .   34
     Section 6.01.  Incorporation, Good Standing and Due Qualification  . .   34
     Section 6.02.  Corporate Power and Authority; No Conflicts . . . . . .   34
     Section 6.03.  Legally Enforceable Agreements  . . . . . . . . . . . .   34
     Section 6.04.  Litigation  . . . . . . . . . . . . . . . . . . . . . .   35
     Section 6.05.  Financial Statements  . . . . . . . . . . . . . . . . .   35
     Section 6.06.  Ownership and Liens . . . . . . . . . . . . . . . . . .   36
     Section 6.07.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Section 6.08.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .   37
     Section 6.09.  Subsidiaries and Ownership of Stock . . . . . . . . . .   37
     Section 6.10.  Credit Arrangements . . . . . . . . . . . . . . . . . .   37
     Section 6.11.  Operation of Business . . . . . . . . . . . . . . . . .   37
     Section 6.12.  Hazardous Materials . . . . . . . . . . . . . . . . . .   38
     Section 6.13.  No Default on Outstanding Judgments or Orders . . . . .   40
     Section 6.14.  No Defaults on Other Agreements . . . . . . . . . . . .   40
     Section 6.15.  Labor Disputes and Acts of God  . . . . . . . . . . . .   40
     Section 6.16.  Governmental Regulation . . . . . . . . . . . . . . . .   40
     Section 6.17.  Partnerships  . . . . . . . . . . . . . . . . . . . . .   40
     Section 6.18.  No Forfeiture Proceeding  . . . . . . . . . . . . . . .   41
     Section 6.19.  Solvency  . . . . . . . . . . . . . . . . . . . . . . .   41
     Section 6.20.  As to the EDA Irvington Financing . . . . . . . . . . .   41
     Section 6.21.  As to Collateral  . . . . . . . . . . . . . . . . . . .   42
     Section 6.22.  As to the Merger  . . . . . . . . . . . . . . . . . . .   42
     Section 6.23.  Closing Date Effect . . . . . . . . . . . . . . . . . .   43

ARTICLE 7.  AFFIRMATIVE COVENANTS.  . . . . . . . . . . . . . . . . . . . .   43
     Section 7.01.  Maintenance of Existence  . . . . . . . . . . . . . . .   43
     Section 7.02.  Conduct of Business . . . . . . . . . . . . . . . . . .   43
     Section 7.03.  Maintenance of Properties . . . . . . . . . . . . . . .   44
     Section 7.04.  Maintenance of Records  . . . . . . . . . . . . . . . .   44
     Section 7.05.  Maintenance of Insurance  . . . . . . . . . . . . . . .   44
     Section 7.06.  Compliance with Laws  . . . . . . . . . . . . . . . . .   44
     Section 7.07.  Right of Inspection . . . . . . . . . . . . . . . . . .   44
     Section 7.08.  Reporting Requirements  . . . . . . . . . . . . . . . .   45
     Section 7.09.  Registered Trademarks . . . . . . . . . . . . . . . . .   48

ARTICLE 8.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . .   49
     Section 8.01.  Debt  . . . . . . . . . . . . . . . . . . . . . . . . .   49
     Section 8.02.  Guaranties, Etc.  . . . . . . . . . . . . . . . . . . .   49
     Section 8.03.  Liens . . . . . . . . . . . . . . . . . . . . . . . . .   50
     Section 8.04.  Leases  . . . . . . . . . . . . . . . . . . . . . . . .   52
     Section 8.05.  Investments . . . . . . . . . . . . . . . . . . . . . .   52




































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     Section 8.06.  Dividends . . . . . . . . . . . . . . . . . . . . . . .   53
     Section 8.07.  Sale of Assets  . . . . . . . . . . . . . . . . . . . .   53
     Section 8.08.  Stock of Subsidiaries, Etc. . . . . . . . . . . . . . .   53
     Section 8.09.  Transactions with Affiliates  . . . . . . . . . . . . .   53
     Section 8.10.  Mergers, Acquisitions, Etc. . . . . . . . . . . . . . .   54
     Section 8.11.  As to Collateral  . . . . . . . . . . . . . . . . . . .   54
     Section 8.12.  New Freehold /Howell Real Estate  . . . . . . . . . . .   54

ARTICLE 9.  FINANCIAL COVENANTS.  . . . . . . . . . . . . . . . . . . . . .   55
     Section 9.01.  EBITDA  . . . . . . . . . . . . . . . . . . . . . . . .   55
     Section 9.02.  Cash Flow Leverage Ratio  . . . . . . . . . . . . . . .   55
     Section 9.03.  Tangible Net Worth  . . . . . . . . . . . . . . . . . .   55
     Section 9.04.  Current Ratio . . . . . . . . . . . . . . . . . . . . .   57
     Section 9.05.  Interest Coverage . . . . . . . . . . . . . . . . . . .   57
     Section 9.06.  Capital Expenditures  . . . . . . . . . . . . . . . . .   57
     Section 9.07.  No Quarterly Loss . . . . . . . . . . . . . . . . . . .   57

ARTICLE 10.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . .   58
     Section 10.01. Events of Default . . . . . . . . . . . . . . . . . . .   58
     Section 10.02. Remedies  . . . . . . . . . . . . . . . . . . . . . . .   61

ARTICLE 11.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER. . . . . . . . .   62
     Section 11.01. Appointment, Powers and Immunities of Agent . . . . . .   62
     Section 11.02. Reliance by Agent . . . . . . . . . . . . . . . . . . .   62
     Section 11.03. Defaults  . . . . . . . . . . . . . . . . . . . . . . .   63
     Section 11.04. Rights of Agent as a Bank . . . . . . . . . . . . . . .   63
     Section 11.05. Indemnification of Agent  . . . . . . . . . . . . . . .   63
     Section 11.06. Documents . . . . . . . . . . . . . . . . . . . . . . .   64
     Section 11.07. Non-Reliance on Agent and Other Banks . . . . . . . . .   64
     Section 11.08. Failure of Agent to Act . . . . . . . . . . . . . . . .   65
     Section 11.09. Resignation or Removal of Agent . . . . . . . . . . . .   65
     Section 11.10. Amendments Concerning Agency Function . . . . . . . . .   65
     Section 11.11. Liability of Agent  . . . . . . . . . . . . . . . . . .   65
     Section 11.12. Transfer of Agency Function . . . . . . . . . . . . . .   65
     Section 11.13. Non-Receipt of Funds by the Agent . . . . . . . . . . .   66
     Section 11.14. Withholding Taxes . . . . . . . . . . . . . . . . . . .   66
     Section 11.15. Several Obligations and Rights of Banks . . . . . . . .   66
     Section 11.16. Pro Rata Treatment of Loans, Etc  . . . . . . . . . . .   67
     Section 11.17. Sharing of Payments Among Banks . . . . . . . . . . . .   67
     Section 11.18. Successor Agent . . . . . . . . . . . . . . . . . . . .   68

ARTICLE 12.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .   68
     Section 12.01. Amendments and Waivers  . . . . . . . . . . . . . . . .   68




































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     Section 12.02. Usury . . . . . . . . . . . . . . . . . . . . . . . . .   68
     Section 12.03. Expenses  . . . . . . . . . . . . . . . . . . . . . . .   69
     Section 12.04. Survival  . . . . . . . . . . . . . . . . . . . . . . .   69
     Section 12.05. Assignment; Participations  . . . . . . . . . . . . . .   69
     Section 12.06. Notices . . . . . . . . . . . . . . . . . . . . . . . .   72
     Section 12.07. Setoff  . . . . . . . . . . . . . . . . . . . . . . . .   73
     SECTION 12.08. JURISDICTION; IMMUNITIES  . . . . . . . . . . . . . . .   73
     Section 12.09. Table of Contents; Headings . . . . . . . . . . . . . .   74
     Section 12.10. Severability  . . . . . . . . . . . . . . . . . . . . .   74
     Section 12.11. Counterparts  . . . . . . . . . . . . . . . . . . . . .   74
     Section 12.12. Integration . . . . . . . . . . . . . . . . . . . . . .   74
     SECTION 12.13. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . .   74
     Section 12.14. Confidentiality . . . . . . . . . . . . . . . . . . . .   74
     Section 12.15. Treatment of Certain Information  . . . . . . . . . . .   75




EXHIBITS

     Exhibit A-1    Facility A Note
     Exhibit A-2    Facility B Note
     Exhibit B      Authorization Letter
     Exhibit C      Subsidiary Guaranty
     Exhibit D-1    Borrower Security Agreement
     Exhibit D-2    Subsidiary Security Agreement
     Exhibit E      Opinion of Counsel for Borrower and
                         Subsidiary Guarantors
     Exhibit F      Assignment and Assumption Agreement
     Exhibit G      Confidentiality Agreement
     Exhibit H      Trademark Assignment
     Exhibit I      Borrowing Base Certificate


SCHEDULES

     Schedule I     Subsidiaries of Borrower
     Schedule II    Credit Arrangements
     Schedule III Hazardous Materials
     Schedule IV  Locations as to Borrower and Subsidiaries
     Schedule V     Title Owners
     Schedule VI    Employee Loans and Advances
     Schedule 6.4   Litigation




































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     CREDIT AGREEMENT dated as of April 30, 1996 among IVC INDUSTRIES, INC., a corporation organized under the laws of Delaware (formerly known as International Vitamin Corporation) (the "Borrower"), each of the banks which is a party hereto (individually a "Bank" and collectively the "Banks") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

     The Borrower desires that the Banks extend credit as provided herein and the Banks are prepared to extend such credit. Accordingly, the Borrower, the Banks and the Agent agree as follows:


                   ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01.  Definitions.  As used in this Agreement, the following terms
                    -----------
have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):
                                    ---- -----

     "Account" has the meaning given to such term in Article 9 of the New York Uniform Commercial Code as in effect on the date hereof.

     "Additional Costs" is defined in Section 4.01.

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries; (b) which directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of the Borrower or any such Subsidiary; (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or such Subsidiary; or (d) which is a partnership in which the Borrower or any of its Subsidiaries is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Assignment and Assumption Agreement" is defined in Section 12.05.

     "Authority" means the New Jersey Economic Development Authority.

     "Authorization Letter" means the letter agreement executed by the Borrower in the form of Exhibit B.
               ---------

































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     "Bank Percentage" has the meaning ascribed to it in the paragraph that defines the term "Commitments" in this Section 1.01.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

     "Borrower Security Agreement" means the security agreement in the form of Exhibit D-1 to be delivered by the Borrower under the terms of this Agreement.
- -----------

     "Borrowing Base" means, at any time, the sum of (A) 85% of the amount of Eligible Accounts as of such time; plus (B) until April 30, 1998, the lesser of
(i) 50% of the amount of Eligible Inventory as of such time, or (ii) $6,500,000; plus (C) when and for so long as the New Freehold/Howell Real Estate is encumbered by the first mortgage in favor of the Agent that is described in
Section 8.12, 50% of the New Freehold/Howell Real Estate Value; provided, however, that the amount of any or all of such percentages may be changed by the Agent from time to time in its reasonable discretion upon 30 days' prior written notice to the Borrower. On and after April 30, 1998, no Inventory will be included in the Borrowing Base, and clause (B) in the immediately preceding sentence will be zero.

     "Borrowing Base Certificate" means a certificate, in the form attached as
Exhibit I hereto, signed by the chief financial officer of the Borrower (or other officer of the Borrower acceptable to the Agent).

     "Capital Expenditures" of a Person means, for any period, the Dollar amount of gross expenditures (including obligations under Capital Leases) made by such Person for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereof incurred during such period.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Closing Date" means the date this Agreement has been executed and delivered by the Borrower, the Bank(s) initially party hereto and the Agent.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitments" of a Bank consist of such Bank's Facility A Commitment and its Facility B Commitment. The "Facility A Commitment" of a Bank means the obligation of such Bank to make its Facility A Loans under this Agreement in the aggregate principal amount set forth below opposite the name of such Bank (as such amount may be reduced or otherwise modified from time to time in accordance with the terms of this Agreement). The "Facility B Commitment" of a

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Bank means the obligation of such Bank to make its Facility B Loans under this
Agreement in the aggregate principal amount set forth below opposite the name of such Bank (as such amount may be reduced or otherwise modified from time to time in accordance with the terms of this Agreement). The "Bank Percentage" of a Bank means the percentage set forth below opposite the name of such Bank, which represents the ratio (expressed as a percentage) of such Bank's Facility A Commitment and Facility B Commitment to the Facility A Commitments and the Facility B Commitments of all the Banks:

                           Facility A          Facility B            Bank
         Bank              Commitment          Commitment          Percentage
         ----              ----------          ----------          ----------

The Chase Manhattan Bank
(National Association)     $15,000,000         $6,500,000             100%

                           ------------        -----------           ------

Total of all Banks         $15,000,000         $6,500,000             100%

     "Consolidated Capital Expenditures" means for any period the capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" means Current Assets of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" means Current Liabilities of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" with respect to any period means the EBITDA of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Funded Debt" means Funded Debt of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" with respect to any period means the Net Income of the Borrower and its Consolidated Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means any Subsidiary of the Borrower whose accounts are or are required to be consolidated with the accounts of the Borrower in accordance with GAAP.

     "Consolidated Tangible Net Worth" means the Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

     "Current Assets" of a Person means all assets of such Person treated as current assets in accordance with GAAP.

     "Current Liabilities" of a Person means all liabilities of such Person treated as current liabilities in accordance with GAAP, including without limitation and without duplication (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding all such liabilities or obligations which are renewable or extendable at the option of such Person to a date more than one year from the date of determination; but excluding all amounts outstanding under Facility A and Facility B prior to one year before the Facility A Expiration Date and the Facility B Expiration Date.

     "Customer" means a buyer of goods from the Borrower.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness of such Person for the deferred purchase price of property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person (if such Person is not the Borrower, determined in a manner analogous to that of determining Unfunded Benefit Liabilities of the Borrower); (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations of such Person arising under acceptance facilities; (f) guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (g) obligations secured by any Lien on property of such Person; and (h) obligations of such Person as lessee under Capital Leases.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by the Borrower under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to 2% above the Variable Rate as in effect from time to time plus the Margin (if any) (provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 2.10 hereof and, thereafter, the rate provided for above in this definition).

     "Designated Party" means the Person identified as the Designated Party in the Designated Party Identification Agreement dated the date hereof among such Person, the Agent and the Borrower.

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     "Designated Party Guaranty" means the Guaranty of Facility B from the
Designated Party in favor of the Agent and the Banks dated the date hereof (as the same may hereafter be amended or supplemented from time to time).

     "Designated Party Subordination and Intercreditor Agreement" means the Subordination and Intercreditor Agreement among the Designated Party, the Agent, the Borrower, IVOSC and Hall (Canada) dated the date hereof (as the same may hereafter be amended or supplemented from time to time).

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "EBITDA" of a Person with respect to any period means such Person's earnings before (a) interest, taxes, depreciation and amortization for such period; and (b) costs (including without limitation integration costs) of the Merger, provided that such costs do not exceed $1,500,000 in the aggregate as to all periods from and after the fiscal quarter ending April 30, 1996; and (c) non-cash charges as to stock appreciation rights as to 632,000 shares at market price but in no event more than $1,750,000 in the aggregate, as to the fiscal quarter ending April 30, 1996; all as determined in accordance with GAAP.

     "EDA Bond Agreement" means the Bond Agreement dated as of October 1, 1995 between the Authority and the Borrower, as the same may be amended after the Closing Date with the prior written consent of the Bank.

     "EDA Indenture" means the Trust Indenture dated as of October 1, 1995 between the Authority and First Fidelity Bank, National Association, as trustee.

     "Eligible Account" means those Accounts of the Borrower or a Subsidiary Guarantor which are and continue to be in the sole discretion (which shall not be unreasonable) of the Agent acceptable to the Agent for the purpose of being eligible for Facility A Loans. The criteria for eligibility may be revised from time to time by the Agent in the exclusive judgment (which shall not be unreasonable) of the Agent upon 30 days' prior written notice to the Borrower, which notice shall set forth the reason for such revision. An Account shall in no event be deemed to be an Eligible Account unless it meets the following minimum requirements: (A) it is lawfully owned by the Borrower or such Subsidiary Guarantor and subject to no Lien of any kind (other than Liens permitted under Section 8.03), or prior assignment, and the Borrower or such Subsidiary Guarantor has the right of assignment thereof and the power to grant the security interest therein; (B) it is an Account that is valid and enforceable (such enforceability being subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights in general), representing the undisputed indebtedness of a Customer; (C) it is not subject to any defense, setoff or counterclaim, and if it is subject to any credit, deposit, allowance or adjustment, then the amount of such credit, deposit, allowance or adjustment is not included in the amount of the Eligible Account; (D) no material part of any goods whose sale has given rise to the Account has been returned or lost (unless the same have been replaced by the Borrower or such Subsidiary Guarantor) or rejected or damaged; (E) the sale was an absolute sale and not on consignment or on approval or on a sale-or-return basis, and such sale is not subject to any other repurchase or return agreement, and such goods have been shipped to the Customer thereunder; (F) it arose in the ordinary course of business of the Borrower or such Subsidiary Guarantor; (G) the Customer thereunder is not an Affiliate of the Borrower or such Subsidiary Guarantor; (H) if the Customer is located out of the United States of America or Canada, all amounts owing under such Account are (if required by the Agent) backed by a letter of credit issued by a commercial bank reasonably satisfactory to the Agent; (I) it does not arise under a Government Contract, unless the Agent is satisfied that all steps have been taken to perfect the Agent's rights with respect thereto under the Federal Assignment of Claims Act; (J) no more than 91 days have elapsed from the billing or invoice date; (K) no notice of the bankruptcy, receivership, reorganization or insolvency of the Customer thereunder has been received by the Borrower or such Subsidiary Guarantor; (L) it is not payable by a Customer with respect to which 60% or more of the dollar amount of that Customer's Accounts to the Borrower and the Subsidiary Guarantors (in the aggregate) remain unpaid more than 91 days from the date of invoice; (M) the Agent has not notified the Borrower that the Account is not of a credit quality acceptable to the Agent. Notwithstanding the foregoing, no Accounts of Hall (Canada) shall be considered Eligible Accounts unless and until the Borrower (at its cost) provides to the Agent (i) an opinion of counsel for Hall (Canada) addressed to the Agent and the Banks as to the matters relating to Hall (Canada) that are set forth in sections 1 through 5 of the form of opinion attached hereto as Exhibit E and as to such other matters as the Agent may reasonably request, in form and substance reasonably acceptable to the Agent; and (ii) appropriate lien searches from appropriate public offices in British Columbia confirming that there is no Lien of record against any assets of Hall (Canada) (other than any Lien permitted by this Agreement); and (iii) a certificate of a public official of British Columbia to the effect that Hall (Canada) is duly incorporated and in good standing under the laws of British Columbia.

     "Eligible Inventory" means that Inventory of the Borrower or a Subsidiary Guarantor which is and continues to be in the sole discretion (which shall not be unreasonable) of the Agent acceptable to the Agent for the purpose of being eligible for Facility A Loans. The criteria for eligibility may be revised by the Agent from time to time in the exclusive judgment (which shall not be unreasonable) of the Agent upon 30 days' prior written notice to the Borrower, which notice shall set forth the reason for such revision. Inventory shall in no event be deemed to be Eligible Inventory unless it meets the following minimum requirements: (A) it is lawfully owned by and in possession of the Borrower or such Subsidiary Guarantor at a location specified in Section 6.21 with respect to the Borrower or such Subsidiary Guarantor or at such other places where all action has been taken to perfect the security interest of the Bank therein, and it is subject to no Lien of any kind (other than Liens permitted under Section 8.03), and the Borrower or such Subsidiary Guarantor has the right and power to grant a security interest therein; (B) it is insured as required by Section 7.05 hereof pursuant to policies in full compliance with the requirements of such Section; (C) it is in good and merchantable condition; (D) it is to be sold to Customers in the ordinary course of business of the Borrower or such Subsidiary Guarantor; (E) it is not obsolete, returned or repossessed items of Inventory or used goods or goods taken in trade; and (F) the Agent has not notified the Borrower that the Agent, in its sole judgment, (which shall not be unreasonable) deems such Inventory as unsatisfactory for any reason. The Agent shall be the sole judge of the value of any Inventory, based upon its good faith analysis of such information as it deems, in its sole discretion (which shall not be unreasonable), to be relevant or applicable in making such determination; but such prerogative of the Agent as to valuation shall not in any way whatsoever place the Agent under a duty to the Banks with respect to the Agent's determination (if any) of value. Notwithstanding the foregoing, no Inventory of Hall (Canada) shall be considered Eligible Inventory unless and until the Borrower (at its cost) provides to the Agent (i) an opinion of counsel for Hall (Canada) addressed to the Agent and the Banks as to the matters relating to Hall (Canada) that are set forth in sections 1 through 5 of the form of opinion attached hereto as Exhibit E and as to such other matters as the Agent may reasonably request, in form and substance reasonably acceptable to the Agent; and (ii) appropriate lien searches from appropriate public offices in British Columbia confirming that there is no Lien of record against any assets of Hall (Canada) (other than any Lien permitted by this Agreement); and (iii) a certificate of a public official of British Columbia to the effect that Hall (Canada) is duly incorporated and in good standing under the laws of British Columbia.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

     "Eurodollar Loan" means a Loan when and to the extent the interest rate therefor is determined on the basis of clause (a) of the definition of "Fixed Base Rate".

     "Event of Default" has the meaning given such term in Section 10.01.

     "Facility A" means the credit extended by the Banks to the Borrower pursuant to Section 2.01.

     "Facility A Commitment" has the meaning ascribed to it in the paragraph that defines the term "Commitments" in this Section 1.01.

     "Facility A Expiration Date" means March 31, 1999; provided, however, that the Borrower may extend the Facility A Expiration Date to August 31, 1999 provided that (a) the Borrower gives written notice to the Agent and the Banks
- -------- ----
of its election to extend the same not later than February 15, 1999, and (b) no unwaived Default or Event of Default exists on the day such notice is given or on March 31, 1999; and provided, further, that if March 31, 1999 or August 31, 1999 (as applicable) is not a Banking Day, then the Facility A Expiration Date shall be the immediately preceding Banking Day.

     "Facility A Loan" means any loan made by a Bank pursuant to Section 2.01.

     "Facility B" means the credit extended by the Banks to the Borrower pursuant to Section 2.02.

     "Facility B Commitment" has the meaning ascribed to it in the paragraph that defines the term "Commitments" in this Section 1.01.

     "Facility B Expiration Date" means March 31, 1999; provided, however, that the Borrower may extend the Facility B Expiration Date to August 31, 1999 provided that (a) the Borrower gives written notice to the Agent and the Banks
- -------- ----
of its election to extend the same not later than February 15, 1999, and (b) no unwaived Default or Event of Default exists on the day such notice is given or on March 31, 1999; and provided, further, that if March 31, 1999 or August 31, 1999 (as applicable) is not a Banking Day, then the Facility B Expiration Date shall be the immediately preceding Banking Day.

     "Facility B Loan" means any loan made by a Bank pursuant to Section 2.02.

     "Facility Documents" means this Agreement, the Notes, the Authorization Letter, the Borrower Security Agreement, the Trademark Assignment, the Subsidiary Guaranty, and each Subsidiary Security Agreement, the Reimbursement Agreement, the Designated Party Guaranty, and the Designated Party Subordination and Intercreditor Agreement.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

     "Fixed Base Rate" means with respect to an Interest Period for a Fixed Rate
Loan:

           (a) for a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted at approximately
     11:00 a.m. London time by the principal London branch of the Reference Bank two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the Eurodollar Loan which shall be made by the Reference Bank and outstanding during such Interest Period; and

           (b)  for a Money Market Rate Loan, the rate per annum offered
     (if any) by the Reference Bank to the Borrower on the first day of the Interest Period with respect thereto. For any single borrowing, such rate for such borrowing will remain fixed during such Interest Period.

     "Fixed Rate" means, with respect to an Interest Period for a Fixed Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

     "Fixed Rate Loan" means a Eurodollar Loan or Money Market Rate Loan.

     "Forfeiture Proceeding" means any action, proceeding or investigation pending against the Borrower or any of its Subsidiaries or Affiliates before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their property.

     "Funded Debt" means, with respect to any Person, all Debt of such Person (irrespective of whether the maturity thereof is more than one year or less than one year), other than Debt of the character described in clause (c) in the
           ----- ----
definition of the term "Debt".

     "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date hereof, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section
6.05 (except for changes concurred in by the Borrower's independent public accountants).

     "Government Contract" means an order from or a contract with the United State of America or any department, agency or instrumentality thereof.

     "Hall" means Hall Laboratories, Inc., which (until immediately prior to the execution and delivery of this Agreement) was an Oregon corporation.

     "Hall (Canada)" means Hall Laboratories, Ltd., a corporation organized under the laws of British Columbia.

     "Hazardous Material" is defined in Section 6.12.

     "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from another type of Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to
Section 2.06: (a) in the case of a Eurodollar Loan, on the numerically corresponding day in the first, second, third, or sixth or (as available) ninth or twelfth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month; and (b) in the case of a Money Market Rate Loan, on a day not later than thirty days thereafter.

     "Interest Rate Protection Agreement" means an interest rate protection agreement (including, without limitation, an interest rate swap, cap, collar or other similar agreement) satisfactory in form and substance to the Agent.

     "Inventory" has the meaning given such term in the New York Uniform Commercial Code as in effect on the date hereof.

     "IVOSC" means International Vitamin Overseas Sales Corp., a New Jersey corporation.

     "LC Rate" means initially 1.5%; provided, however, that after the end of
                                     --------
each fiscal quarter from and after April 30, 1996, the LC Rate shall be subject to change as hereinafter provided. Where the quotient of (i) Consolidated Funded Debt on the last day of any fiscal quarter, divided by (ii) Consolidated EBITDA for such fiscal quarter and the three preceding fiscal quarters (on a combined basis for such four quarters) is within one of the ranges set forth below, the applicable LC Rate shall be the rate set forth opposite such range:

             Range                       LC Rate
             -----                       -------

(A)  Equal to or greater than 5.7:       2%


(B)  Less than 5.7, but                  1.5%
     greater than or equal to
     3.0:

(C)  Less than 3.0, but                  1.25%
     greater than or equal to
     2.0:

(D)  Less than 2.0:                      1.0%;

provided, however, that if an Event of Default exists, the LC Rate shall be the
- --------  -------
amount set forth in line (A) above. Each change in the LC Rate following the end of a fiscal quarter shall become effective on the earlier to occur of (x) the first day of the calendar month following the delivery by the Borrower to the Agent of the financial statements for such fiscal quarter required by
Section 7.08(a) or (b) of this Agreement, or (y) the day on which the Borrower delivers to the Agent a certificate executed by the chief financial officer or chief operating officer of the Borrower stating the amount of such quotient (and the elements thereof) as of the last day of such fiscal quarter. No change in the LC Rate shall be retroactive, except that if such certificate of such officer proves (upon such delivery of such financial statements with respect to such quarter) to have been inaccurate and such inaccuracy shall have resulted in an understatement or overstatement of the LC Rate, then such understatement or overstatement shall be corrected retroactively to such date on which such certificate of the chief financial officer was delivered.

     "Lending Office" means, for each Bank and for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated as such for such type of Loan on its signature page hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

     "Letter of Credit" has the meaning ascribed to it in Section 3.01.

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loan" means a Facility A Loan or a Facility B Loan.

     "Margin" means initially (i) in the case of a Fixed Rate Loan under Facility A, 225 basis points; (ii) in the case of a Variable Rate Loan under Facility A, 25 basis points; (iii) in the case of a Fixed Rate Loan under Facility B, 50 basis points; and (iv) in the case of a Variable Rate Loan under Facility B, zero; provided, however, that after the end of each fiscal quarter
                  --------
from and after April 30, 1996, the Margin shall be subject to change as hereinafter provided. Where the quotient of (i) Consolidated Funded Debt on the last day of any fiscal quarter, divided by (ii) Consolidated EBITDA for such fiscal quarter and the three preceding fiscal quarters (on a combined basis for such four quarters) is within one of the ranges set forth below, the applicable Margin shall be the amount of basis points set forth opposite such range:


                                           For a         For a          For a
                             For a         Variable      Fixed          Variable
                             Fixed Rate    Rate Loan     Rate Loan      Rate Loan
                             Loan under    under         under          under
         Range               Facility A    Facility A    Facility B     Facility B
         -----               ----------    ----------    ----------     ----------

(A)     Equal to or
        greater than 5.7:
                             275           50            50             0

(B)     Less than 5.7, but
        greater than or
        equal to 3.0:
                             225           25            50             0


(C)     Less than 3.0, but
        greater than or
        equal to 2.0:
                             175           0             50             0


(D)     Less than 2.0:       125           0             37.5           0;


provided, however, that if an Event of Default exists, the Margin shall be the
- --------  -------
amount set forth in line (A) above. Each change in the Margin following the end of a fiscal quarter shall become effective on the earlier to occur of (x) the first day of the calendar month following the delivery by the Borrower to the Agent of the financial statements for such fiscal quarter required by Section 7.08(a) or (b) of this Agreement, or (y) the day on which the Borrower delivers to the Agent a certificate executed by the chief financial officer or chief operating officer of the Borrower stating the amount of such quotient (and the elements thereof) as of the last day of such fiscal quarter. No change in the Margin shall be retroactive, except that if such certificate of such officer proves (upon such delivery of such financial statements with respect to such quarter) to have been inaccurate and such inaccuracy shall have resulted in an understatement of the Margin, then such understatement or overstatement shall be corrected retroactively to such date on which such certificate of the chief financial officer was delivered.

     "Merger" means the merger of Hall into the Borrower. The Merger is occurring simultaneously with the execution and delivery of this Agreement.

     "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of February 13, 1996 between the Borrower, Hall, Andrew M. Pinkowski, Rita Pinkowski, Vicki Walsh Jones and The Amelia Walsh Jones Trust under a trust agreement dated June 4, 1993.

     "Money Market Rate Loan" means a Loan when and to the extent the interest rate therefor is determined on the basis of clause (b) of the definition of "Fixed Base Rate".

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Income" of a Person means, with respect to any period, the net income of such person for such period computed in accordance with GAAP.

     "New Freehold/Howell Real Estate" means the land, together with the improvements thereon, consisting of approximately 48.15 acres located in Freehold Township and Howell Township, N.J., known as Lots 2.01, 3 and 3Q in Block 79 in Freehold Township, and Lot 16.01 in Block 64 in Howell Township.

     "New Freehold/Howell Real Estate Value" means the lesser of (i) $1,350,000 or (ii) the appraised value of the New Freehold/Howell Real Estate as determined by a written M.A.I. appraisal obtained by the Borrower at its expense from an appraiser approved by the Agent that is reasonably acceptable in form and substance to the Agent.

     "Note" means a promissory note of the Borrower to a Bank in the form of Exhibit A-1 (in the case of Facility A Loans) or Exhibit A-2 (in the case of
- -----------                                      -----------
Facility B Loans) hereto evidencing the Facility A Loans or Facility B Loans (as the case may be) made by such Bank hereunder.

     "Option Rights" means options, warrants and other securities and rights entitling the holder to purchase from the Borrower shares of capital stock of the Borrower.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Prime Rate" means that rate of interest from time to time announced by the Reference Bank at its principal office as its prime commercial lending rate.

     "Principal" means each of (i), (ii), (iii) and (iv) below:

                    (i)    E. Joseph Edell;

                    (ii)   Arthur S. Edell;

                    (iii)  I. Alan Hirschfeld;

                    (iv)   Andrew M. Pinkowski.

     "Principal Office" means the principal office of the Agent, presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

     "Reference Bank" means The Chase Manhattan Bank (National Association), including any corporate successor thereto.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement Agreement" means the Letter of Credit Reimbursement Agreement dated the date hereof (as the same may hereafter be amended or supplemented from time to time) among the Borrower, IVOSC and the Bank.

     "Reimbursement Obligation" means the obligation of the Borrower set forth in the Reimbursement Agreement to reimburse the Agent with interest for any amount paid by the Agent on a drawing under the Letter of Credit.

     "Release" is defined in Section 6.12.

     "Required Banks" means Banks whose aggregate Bank Percentages are at least 50%.

     "Required Payment" is defined in Section 11.13.

     "Reserve Requirement" means, for any Fixed Rate Loan for any Interest Period the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

     "Security Agreements" means the Borrower Security Agreement and each Subsidiary Security Agreement.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person.

     "Subsidiary Guarantors" means Hall (Canada) and IVOSC and any other Person that becomes a Subsidiary Guarantor pursuant to Section 8.05.

     "Subsidiary Guaranty" means the guaranty in the form of Exhibit C to be
                                                             ---------
delivered by the Subsidiary Guarantors under the terms of this Agreement.

     "Subsidiary Security Agreement" means each security agreement in the form of Exhibit D-2 to be delivered by a Subsidiary Guarantor under the terms of this
   -----------
Agreement.

     "Tangible Net Worth" of a Person means, at any date of determination thereof, the excess of total assets of such Person over total liabilities of such Person, excluding however from the determination of total assets: (i) all assets which would be classified as intangible assets under GAAP, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense organization cost, and research and development costs); and (ii) any write-up in the book value of any asset since July 31, 1995; provided, however, that notwithstanding their classification as
               --------
intangible assets, deferred promotional allowances of the Borrower and its Consolidated Subsidiaries shall be included in (and not excluded from) the determination of total assets of the Borrower and its Consolidated Subsidiaries, but not to any extent greater than $2,500,000 in the aggregate as to the Borrower and its Consolidated Subsidiaries.

     "Trademark Assignment" means the trademark assignment in the form of Exhibit H to be delivered by the Borrower under the terms of this Agreement.

     "Trustee" means First Union National Bank (formerly known as First Fidelity Bank, National Association), as trustee under the EDA Indenture.

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of the Borrower or any ERISA Affiliate under Title IV of ERISA.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

     Section 1.02.  Accounting Terms.  All accounting terms not specifically
                    ----------------
defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                             ARTICLE 2.  THE LOANS.

     Section 2.01.  Facility A.  (a)  Subject to the terms and conditions of
                    ----------
this Agreement, each of the Banks severally agrees to make loans (the "Facility A Loans") to the Borrower from time to time from and including the date hereof to but excluding the Facility A Expiration Date, up to but not exceeding in aggregate principal amount at any one time outstanding, the lesser of:

                     (i) such Bank's Facility A Commitment; or

                    (ii) such Bank's Bank Percentage of the Borrowing Base.

Within such limits, the Borrower may borrow, repay and reborrow Facility A Loans on the terms and conditions set forth in this Agreement; provided however that
                                                         --------
if the aggregate principal amount of the Facility A Loans outstanding at any time exceeds the amount of the Borrowing Base as of such time, such excess shall be immediately repaid by the Borrower.

     (b) The Facility A Loans may be outstanding as Variable Rate Loans or Eurodollar Loans or Money Market Rate Loans (each a "type" of Loans). Each type of Facility A Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.

     (c) The Facility A Loans shall be due and payable in full on the Facility A Expiration Date.

     (d) The Facility A Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit A-1, dated
                                                            -----------
the date of this Agreement, duly completed and executed by the Borrower.

     Section 2.02.  Facility B.  (a) Subject to the terms and conditions of this
                    ----------
Agreement, each of the Banks severally agrees to make Loans (the "Facility B Loans") to the Borrower from time to time from and including the date hereof to but excluding the Facility B Expiration Date, up to but not exceeding in aggregate principal amount at any one time outstanding the lesser of:

                    (x)  such Bank's Facility B Commitment; or

                    (y) (if the Designated Party has given notice to the Agent that the Maximum Principal Liability (as defined in the Designated Party Guaranty) of the Designated Party under the Designated Party Guaranty is to be changed to an amount less than $6,500,000) such Bank's Bank Percentage of such Maximum Principal Liability as so changed or proposed to be changed.

Within such limits, the Borrower may borrow, repay and reborrow Facility B Loans on the terms and conditions set forth in this Agreement; provided however that
                                                         --------
if the Designated Party at any time gives notice to the Agent that the Maximum Principal Liability of the Designated Party under the Designated Party Guaranty is to be changed to an amount less than $6,500,000, and if the aggregate principal amount of Facility B Loans outstanding at the time of such notice exceeds the Maximum Principal Liability as so changed or proposed to be changed, then such excess shall be immediately repaid by the Borrower.

     (b) The Facility B Loans may be outstanding as Variable Rate Loans or Eurodollar Loans or Money Market Rate Loans (each a "type" of Loans). Each type of Facility B Loans of each Bank shall be made and maintained at such Bank's Lending Office for such type of Loans.

     (c) The Facility B Loans shall be due and payable in full on the Facility B Expiration Date.

     (d) The Facility B Loans of each Bank shall be evidenced by a single promissory note in favor of such Bank in the form of Exhibit A-2, dated
                                                            -----------
the date of this Agreement, duly completed and executed by the Borrower.

     Section 2.03.  Purpose.  The Borrower shall use the proceeds of the Loans
                    -------
(a) to pay and satisfy all outstanding borrowings previously incurred by the Borrower and Hall from the Designated Party, and by the Borrower from NatWest Bank N.A., and by Hall from United States National Bank of Oregon and by Hall (Canada) from Canadian Imperial Bank of Commerce; and (b) to pay and satisfy certain other notes payable previously executed and delivered by the Borrower or Hall and outstanding on the Closing Date that do not exceed $425,000 in the aggregate; and (c) for working capital; and (d) to the extent of up to $1,500,000, to finance a portion of the Borrower's costs in acquiring after the Closing Date the New Freehold /Howell Real Estate. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.04.  Borrowing Procedures.   The Borrower shall give the Agent
                    --------------------
notice of each borrowing to be made hereunder as provided in Section 2.08. Not later than 2:00 p.m. New York City time on the date of such borrowing, each Bank shall, through its Lending Office and subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office and in immediately available funds for the account of the Borrower. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent crediting an account of the Borrower designated by the Borrower and maintained with the Agent at the Principal Office.

     Section 2.05.  Prepayments and Conversions.  The Borrower shall have the
                    ---------------------------
right to make prepayments of principal, or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (a) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.08; and (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans, provided however that if the Borrower pays the amount required to be paid under Section 4.05 with respect thereto, the Borrower may prepay or convert Fixed Rate Loans prior to the last day of an Interest Period for such Loans.

     Section 2.06.  Interest Periods; Renewals.  (a)  In the case of each Fixed
                    --------------------------
Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Facility A Expiration Date (in the case of a Facility A Loan) or the Facility B Expiration Date (in the case of a Facility B Loan); (ii) notwithstanding clause
(i) above, no Interest Period for a Eurodollar Loan shall have a duration of less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless (in the case of a Eurodollar Loan) such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day;
(iv) no more than ten Interest Periods of each Bank under each Facility may be outstanding at any one time.

     (b) Upon notice to the Agent as provided in Section 2.08, the Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of

Loans with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

     Section 2.07.  Changes of Commitments.  The Borrower shall have the right
                    ----------------------
to reduce or terminate the amount of unused Facility A Commitments or unused Facility B Commitments at any time or from time to time, provided that: (a) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Section 2.08; and (b) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. Commitments once reduced or terminated may not be reinstated.

     Section 2.08.  Certain Notices.  Notices by the Borrower to the Agent of
                    ---------------
each borrowing pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to Section 2.06(b), and each reduction or termination of Commitments pursuant to Section 2.07 shall be irrevocable and shall be effective only if received by the Agent not later than 1:00 p.m. New York City time, (a) in the case of borrowings and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (i) Variable Rate Loans and Money Market Rate Loans, on the day thereof, and (ii) Fixed Rate Loans, four Banking Days prior thereto; (b) in the case of reductions or termination of Commitments, three Banking Days prior thereto. Each such notice shall specify the Loans to be borrowed, prepaid, converted or renewed and the amount (subject to Section 2.09) and type of the Loans to be borrowed, or converted, or prepaid or renewed (and, in the case of a conversion, the type of Loans to result from such conversion and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day) and whether such Loan is under Facility A or Facility B. Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated and whether such Commitments are under Facility A or Facility B. The Agent shall promptly notify the Banks of the contents of each such notice.

     Section 2.09.  Minimum Amounts.  Except for (a) borrowings which exhaust
                    ---------------
the full remaining amount of Commitments, (b) prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type under a Facility, (c) conversions made pursuant to Section 4.04 or (d) repayments described in the proviso in the last sentence of Section 2.01(a) or 2.02(a), each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type under a Facility shall be in an amount not less than $200,000, and in increments of $25,000, in the aggregate for all Banks (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods or under different Facilities at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type or Interest Period under each Facility).

     Section 2.10.  Interest.  (a)  Interest shall accrue on the outstanding and
                    --------
unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the applicable Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the Fixed Rate plus the applicable Margin. If the principal amount of any Loan and any other amount payable by the Borrower hereunder or under a Note shall not be paid when due (at stated maturity, by acceleration or otherwise), interest shall accrue on such amount to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full at the Default Rate.

     (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Banks.

     (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each calendar month, commencing the first such date after such Loan; and (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

     Section 2.11.  Fees. (a)  The Borrower shall pay to the Agent for the
                    ----
account of each Bank a commitment fee on the daily average unused Facility A Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Facility A Commitments are terminated or the Facility A Expiration Date, at a rate per annum equal to .375%, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction (on the amount of such reduction) or termination of the Facility A Commitments and on the last day of each calendar quarter, commencing on the last day of the first such quarter after the Closing Date.

     (b) The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the daily average unused Facility B Commitment of such Bank for the period from and including the date hereof to the earlier of the date the Facility B Commitments are terminated or the Facility B Expiration Date, at a rate per annum equal to .25%, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction (on the amount of such reduction) or termination of the Facility B Commitments and on the last day of each calendar quarter, commencing on the last day of the first such quarter after the Closing Date.

     (c) The Borrower shall pay to the Agent as compensation for its services hereunder an agency fee in the amount heretofore mutually agreed, except that such agency fee shall not be due or accrue in respect of the one year period from the Closing Date until the first anniversary thereof. The agency fee shall be due and payable in advance on the first anniversary of the Closing Date and each subsequent anniversary thereof during the term of this Agreement.

     Section 2.12.  Payments Generally.  All payments under this Agreement or
                    ------------------
the Notes or any other Facility Document shall be made to the Agent, for (as the case may be) its own account or the account of the Banks, in Dollars in immediately available funds not later than 1:00 p.m. New York City time on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day).
The Agent, or any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be, and any Bank so doing shall promptly notify the Agent. The Borrower shall, at the time of making each payment under this Agreement or the Notes or any other Facility Document, specify to the Agent the principal or other amount payable by the Borrower under this Agreement or the Notes or any other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)). If the due date of any payment under this Agreement or the Notes or any other Facility Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Agent hereunder or under any Note or any other Facility Document for the account of a Bank shall be paid promptly to such Bank, in immediately available funds, for the account of such Bank's Lending Office.


                          ARTICLE 3.  LETTER OF CREDIT.

     Section 3.01.  Letter of Credit.  (a) Subject to the terms and conditions
                    ----------------
of this Agreement, the Agent agrees that it will on the Closing Date issue an irrevocable direct-pay letter of credit for the account of the Borrower and for the benefit of the Trustee in the maximum stated amount of $5,106,850, in such form as may be approved by the Agent (which, together with any letter of credit that may hereafter be issued by the Agent in substitution or replacement thereof, will be called herein the "Letter of Credit"). The Letter of Credit shall have an expiry date not later than May 15, 2003.

     Section 3.02.  Letter of Credit Participations.  (a) Immediately upon the
                    -------------------------------
issuance by the Agent of the Letter of Credit, the Agent shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Agent without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Bank Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto.

     (b) The Agent will exercise the same care as it normally exercises with respect to its letters of credit in which no participations are sold, but the Agent shall have no other obligations to any Bank and shall have no liability to any Bank for any action taken or omitted to be taken by the Agent in respect of the Letter of Credit except for the Agent's own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them relating in any way whatsoever to the Letter of Credit, except for its or their own gross negligence or willful misconduct. Without in any way limiting the foregoing, each Bank acknowledges that the Agent shall have no greater responsibility in the operation of the Letter of Credit than is specified in the Uniform Customs and Practice for Documentary Credits (1994 revision), International Chamber of Commerce Publication No. 500.

     (c) If at any time the Agent shall make a payment in respect of a drawing under the Letter of Credit and shall not be immediately reimbursed by the Borrower therefor, the Agent shall promptly notify each Bank thereof, and each Bank shall immediately pay to the Agent an amount equal to such Bank's Bank Percentage of such payment, together with interest on such amount for each day from the date of such payment by the Agent to the date of such payment by such other Bank, at the Federal Funds Rate for the first two days during such period and at the Variable Rate thereafter.

     (d) Whenever the Agent receives payment from the Borrower as reimbursement for a drawing under the Letter of Credit as to which the Agent has previously received payment from Banks pursuant to paragraph (c) of this Section, the Agent shall promptly remit to each Bank that has so paid the Agent such Bank's Bank Percentage of all amounts received by the Agent from the Borrower and applied by the Agent to the satisfaction of such reimbursement obligation of the Borrower.

     (e) Except to the extent recovered by the Agent from the Borrower promptly following demand therefor, each Bank will promptly pay to the Agent an amount equal to such Bank's Bank Percentage of any and all costs, expenses, claims, losses and liabilities incurred by the Agent, at any time on or after the issuance date, in connection with the Letter of Credit (including, without limitation, the collection or enforcement of any obligations in respect thereof), except for those incurred by reason of the Agent's gross negligence or willful misconduct. If the Agent for any reason is required to return or pay to another Person any amount paid to the Agent in respect of the Letter of Credit after the Agent makes payment to any Bank in respect thereof, such Bank will repay to the Agent upon request the amount so paid to such Bank to the extent of such other Bank's Bank Percentage of the amount required to be returned or paid, together with interest thereon at the Federal Funds Rate for the period commencing on the date such amount was required to be returned or paid by the Agent.

     (f) The obligations of each Bank to make payments to the Agent with respect to drawings paid by the Agent under the Letter of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, irrespective of any of the following:

            (i) any lack of validity or enforceability of this Agreement or any of the other Facility Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the beneficiary named in the Letter of Credit, the Agent, any Bank, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or any unrelated transactions (including, without limitation, any underlying transaction between the Borrower and the beneficiary named in such Letter of Credit) or any failure of the Agent to notify any Bank of the issuance, extension or renewal of the Letter of Credit;

           (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) payment by the Agent under the Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct on the part of the Agent;

           (v) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement or any other Facility Document;

           (vi) the occurrence of any Default or Event of Default, or the nonsatisfaction of any other condition precedent to the making of a Loan; or

           (vii) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that the same does not constitute gross negligence or willful misconduct on the part of the Agent.

     Section 3.03.  Reimbursement Agreement.  The Borrower shall pay and perform
                    -----------------------
its obligations under the Reimbursement Agreement at the time(s) provided therein, including (without limitation) the obligation to pay and reimburse the Agent for all drawings under the Letter of Credit.

     Section 3.04.  Letter of Credit Fee.  The Borrower shall pay to the Agent
                    --------------------
(for the account of the Banks, ratably in accordance with their respective Bank Percentages) a letter of credit fee at the LC Rate per annum of the maximum stated amount from time to time of the Letter of Credit. Such fee shall be due and payable in arrears on the last day of each calendar quarter, and shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. The Agent shall remit to the Banks (ratably in accordance with their respective Bank Percentages) such letter of credit fee promptly upon the Agent's receipt thereof from the Borrower.

     Section 3.05.  Letter of Credit Transaction Fees and Charges.  The Borrower
                    ---------------------------------------------
shall also pay to the Agent (for its own account, and not for the account of the Banks) the Agent's customary letter of credit transaction fees and charges in connection with the Letter of Credit. Such customary fees and charges shall be as set forth in the Agent's letter of credit fee schedule from time to time advised to the Borrower.

     Section 3.06.  Purpose.  The Letter of Credit shall not be used for the
                    -------
purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.


                 ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC.

     Section 4.01.  Additional Costs.  (a)  The Borrower shall pay directly to
                    ----------------
each Bank and the Agent from time to time within ten days after demand therefor such amounts as such Bank or the Agent may determine to be necessary to compensate it for any costs which such Bank or the Agent determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Notes or its obligation to make any such Loans hereunder, or its issuance or maintaining or making payment under the Letter of Credit, or any reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such obligation or such Letter of Credit (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Bank or the Agent under this Agreement or its
Note in respect of any of such Loans or Letter of Credit (other than taxes imposed on the overall net income of such Bank or the Agent or of its Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank or the Agent (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Notes or the Letter of Credit (or any of such extensions of credit or liabilities). Each Bank or the Agent will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank or the Agent (as the case may be) to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Bank requests compensation from the Borrower under this Section 4.01(a), or under Section 4.01(c), the

Borrower may, by notice to such Bank (with a copy to the Agent), require that such Bank's Loans of the type with respect to which such compensation is requested be converted in accordance with Section 4.04.

     (b) Without limiting the effect of the foregoing provisions of this Section 4.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make or renew, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type held by such Bank then outstanding shall be converted in accordance with Section 4.04).

     (c) Without limiting the effect of the foregoing provisions of this Section 4.01 (but without duplication), the Borrower shall pay directly to each Bank from time to time within ten days after request therefor such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder or its obligation to make Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Bank to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Borrower if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it determines to request such compensation.

     (d) Determinations and allocations by a Bank for purposes of this Section 4.01 of the effect of any Regulatory Change pursuant to subsections
(a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans or its obligation to make Loans, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Bank under this Section 4.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis and are set forth in reasonable detail and provided to the Borrower together with the request for payment thereof.

     (e)   Any Bank claiming any additional amount under this Section
4.01 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different

Lending Office if the making of such designation would avoid the need for, or reduce the amount of, any such additional amounts.

     (f) In the event that any Bank requests compensation pursuant to this Section 4.01, the Borrower shall be entitled to require such Bank (on at least 30 days' prior written notice to such Bank and the Agent) to assign its rights and obligations under this Agreement (including its Facility A Commitment and Facility B Commitment and the Loans owing to it and its participation in the Letter of Credit) to a new lender obtained by the Borrower (provided that such lender is reasonably acceptable to the Agent), which assignment shall be effected in accordance with and subject to all the terms and conditions of
Section 12.05.

     Section 4.02.  Limitation on Types of Loans.  Anything herein to the
                    ----------------------------
contrary notwithstanding, if:

     (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for Fixed Rate Loans as provided in this Agreement; or

     (b) the Required Banks determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for Fixed Rate Loans is to be determined do not adequately cover the cost to the Banks of making or maintaining such Loans;

then the Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make or renew Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, either prepay such Loans or convert such Loans into another type of Loans in accordance with Section 2.05.

     Section 4.03.  Illegality.  Notwithstanding any other provision in this
                    ----------
Agreement, in the event that it becomes unlawful for any Bank or its Lending Office to (a) honor its obligation to make or renew Fixed Rate Loans hereunder or convert Loans of any type into Loans of such type, or (b) maintain Fixed Rate Loans hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent) and such Bank's obligation to make or renew Fixed Rate Loans and to convert other types of Loans into Loans of such type hereunder shall be suspended until such time as such Bank may again make, renew, or convert and maintain such affected Loans and such Bank's outstanding Fixed Rate Loans, as the case may be, shall be converted in accordance with Section 4.04.

     Section 4.04.  Certain Conversions pursuant to Sections 4.01 and 4.03.  If
                    ------------------------------------------------------
the Loans of any Bank of a particular type (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type") are to be converted pursuant to Section 4.01 or 4.03, such Bank's Affected Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Section 4.01(b) or 4.03, on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in
Section 4.01 or 4.03 which gave rise to such conversion no longer exist:

     (a) to the extent that such Bank's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Variable Rate Loans; and

     (b) all Loans which would otherwise be made or renewed by such Bank as Loans of the Affected Type shall be made instead as Variable Rate Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Variable Rate Loans; and

     (c) if Loans of other Banks of the Affected Type are subsequently converted into Loans of another type (other than Variable Rate Loans), such Bank's Variable Rate Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans under each Facility held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments under such Facility.

     If such Bank gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.01 or 4.03 which gave rise to the conversion of such Bank's Affected Loans pursuant to this Section 4.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type are outstanding, such Bank's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Loans of the Affected Type under each Facility and by such Bank are held pro rata (as to principal amounts, types and Interest Periods) in accordance with their respective Commitments under such Facility.

     Section 4.05.  Certain Compensation.  The Borrower shall pay to the Agent
                    --------------------
for the account of each Bank, within ten days after the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

     (a)   any payment, prepayment, conversion or renewal of a Fixed
Rate Loan made by such Bank on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

     (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Bank on the date specified therefor in the relevant notice under Section 2.04, 2.05 or 2.06, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Bank) such Bank would have bid in the London interbank market for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section 4.05 shall be conclusive absent manifest error and are set forth in reasonable detail and provided to the Borrower together with the request for payment thereof.


                        ARTICLE 5.  CONDITIONS PRECEDENT.

     Section 5.01.  Documentary Conditions Precedent.  The obligations of the
                    --------------------------------
Banks to make the Loans constituting the initial borrowing, and of the Agent to issue the Letter of Credit, are subject to the condition precedent that the Agent shall have received on or before the date of such Loans and such issuance each of the following, in form and substance satisfactory to the Agent and its counsel:

     (a)    the Notes duly executed by the Borrower;

     (b)    the Borrower Security Agreement, the Reimbursement
Agreement, the Trademark Assignment, the Authorization Letter, the Designated Party Subordination and Intercreditor Agreement, and the Designated Party Identification Agreement duly executed by the Borrower;

     (c)    the Designated Party Guaranty, the Designated Party
Subordination and Intercreditor Agreement and the Designated Party Identification Agreement, duly executed by the Designated Party;

     (d)   the Subsidiary Guaranty duly executed by the Subsidiary Guarantors;

     (e) a Subsidiary Security Agreement duly executed by each of the Subsidiary Guarantors;

     (f) a Borrowing Base Certificate dated the Closing Date duly executed by the Borrower;

     (g) (x) financing statements (UCC-1) duly executed by the Borrower in form suitable for filing under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent or any Bank, desirable to perfect the security interest created by the Borrower Security Agreement and the Subsidiary Security Agreements; and (y) certified copies of requests for information (Form UCC-11) identifying all of the financing statements on file with respect to the Borrower, Hall and the Subsidiary Guarantors in all jurisdictions referred to under (x), indicating that no party claims an interest in any of the Collateral (as defined in such Security Agreements);

     (h) UCC-3 termination statements and other appropriate discharges of Liens duly executed by NatWest Bank N.A., U.S. National Bank of Oregon, Canadian Imperial Bank of Commerce and any other holder of a Lien not permitted by this Agreement;

     (i) UCC-3 amendments duly executed by the Designated Party confirming the subordination of its security interests in the assets of the Borrower to the security interests of the Agent therein;

     (j) a letter from Amper Politziner & Mattia that authorizes the Agent and the Banks (in compliance with N.J.S.A. 2A:53A-25) to rely on the
                                        --------
financial statements of the Borrower prepared by them;

     (k) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date (x) attesting to all corporate action taken by the Borrower, including resolutions of its Board of Directors and (as applicable) its shareholders, authorizing the Merger and the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement; and (y) certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

     (l) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in
Article 6 are true and correct in all material respects on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

     (m) a certificate of the Secretary or Assistant Secretary of each of the Subsidiary Guarantors dated the Closing Date (x) attesting to all corporate action taken by such Subsidiary Guarantor, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Facility Documents to which it is a party; and (y) certifying the names and true signatures of the officers of each such Subsidiary Guarantor authorized to sign the Facility Documents to which it is a party;

     (n)   a favorable opinion of counsel for the Borrower and the
Subsidiary Guarantors, dated the Closing Date, in substantially the form of Exhibit E and as to such other matters as the Agent or any Bank may reasonably
- ---------
request;

     (o) a certificate of the Secretary of Assistant Secretary of the Designated Party dated the Closing Date (x) attesting to all corporate action taken by the Designated Party, including resolutions of its Board of Directors, authorizing the execution, delivery and performance of the Designated Party Guaranty and (y) certifying the names and true signatures of the officers of the Designated Party authorized to sign the Facility Documents to which the Designated Party is a party;

     (p) a favorable opinion of counsel for the Designated Party dated the Closing Date as to such matters as the Agent or any Bank may reasonably request;

     (q) evidence satisfactory to the Agent that the Merger is effective simultaneously with the execution and delivery of this Agreement, including evidence that an appropriate certificate of merger is being filed with the Secretary of State of Delaware and the Secretary of State of Oregon simultaneously with the execution and delivery of this Agreement;

     (r) evidence that the Trustee has accepted the Letter of Credit and that it has released the letter of credit previously issued to it for the account of the Borrower by NatWest Bank N.A.;

     (s) a landlord's waiver from the owner and the sublandlord of the Borrower's subleased manufacturing facility in Irvington, New Jersey, duly executed by such owner and sublandlord; and a landlord's waiver from the landlord of the Borrower's manufacturing facility in Portland, Oregon, duly executed by such landlord;

     (t) a certificate of insurance evidencing (i) that property insurance is in effect on the equipment, fixtures and inventory of the Borrower and each Subsidiary Guarantor and (ii) that the Agent has been named in a lender-loss payable endorsement to the policy of such insurance.

     Section 5.02.  Additional Conditions Precedent.  The obligations of the
                    -------------------------------
Banks to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder

(including the initial borrowing), and to issue the Letter of Credit, shall be subject to the further conditions precedent that on the date of such Loans or issuance:

     (a) the following statements shall be true:

         (i) the representations and warranties contained in Article
     6 are true and correct in all material respects on and as of the date of such Loans or issuance as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date); and

         (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loans or such issuance; and

     (b) the Agent shall have received a current Borrowing Base Certificate and such approvals, consents, opinions and documents as the Agent may reasonably request.

     Section 5.03.  Deemed Representations.  Each notice of borrowing hereunder
                    ----------------------
and acceptance by the Borrower of the proceeds of such borrowing shall constitute a representation and warranty that the statements contained in
Section 5.02(a) are true and correct in all material respects both on the date of such notice and, unless the Borrower otherwise notifies the Agent prior to such borrowing, as of the date of such borrowing.


                   ARTICLE 6.  REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants that:

     Section 6.01.  Incorporation, Good Standing and Due Qualification.  Each of
                    --------------------------------------------------
the Borrower and its Subsidiaries is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, operations, properties or business of the Borrower or any of its Subsidiaries.

     Section 6.02.  Corporate Power and Authority; No Conflicts.  The execution,
                    -------------------------------------------
delivery and performance by the Borrower and by each Subsidiary of the Borrower of the Facility Documents to which it is a party have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders; (b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements contemplated by the Security Agreements and the filing of the Trademark Assignments in the United States Patent and Trademark Office), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Agreements and the Trademark Assignment), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower; or (f) cause the Borrower or any Subsidiary of the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 6.03.  Legally Enforceable Agreements.  Each Facility Document to
                    ------------------------------
which the Borrower or any Subsidiary of the Borrower is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary (as the case may be) enforceable against the Borrower or such Subsidiary (as the case may be) in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally.

     Section 6.04.  Litigation.  Except as set forth in Schedule 6.4, there are
                    ----------
no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Subsidiary of the Borrower before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or any such Subsidiary or of the ability of the Borrower or such Subsidiary to perform its obligations under the Facility Documents to which it is a party.

     Section 6.05.  Financial Statements.  (a) The consolidated balance sheet of
                    --------------------
the Borrower and its Consolidated Subsidiaries as at July 31, 1995, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon of Amper, Politziner & Mattia, independent certified public accountants, and the interim consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at October 31, 1995, and the related consolidated income statement and statement of cash flows and changes in stockholders' equity for the three month period then ended, copies of which have been furnished to each of the Banks, fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes, in the case of the interim financial statements). Since July 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business or operations of the Borrower or any of its Subsidiaries.

     (b) The consolidated balance sheet of Hall and its Consolidated Subsidiary as at January 31, 1995, and the related consolidated income statement and statements of cash flows and changes in stockholders' equity of Hall and its Consolidated Subsidiary for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon of Yergen and Meyer, independent certified public accountants, and the interim consolidated balance sheet of Hall and its Consolidated Subsidiary as at October 31, 1995, and the related consolidated income statement and statement of cash flows and changes in stockholders' equity for the nine month period then ended, copies of which have been furnished to each of the Banks, fairly present the financial condition of Hall and its Consolidated Subsidiary as at such dates and the results of the operations of Hall and its Consolidated Subsidiary for the periods covered by such statements, all in accordance with GAAP consistently applied (subject to year end adjustments and the absence of footnotes, in the case of the interim financial statements). From and after January 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business or operations of Hall or its Subsidiary.

     (c) There were (immediately prior to the execution and delivery of this Agreement) no liabilities of Hall or its Consolidated Subsidiary, and there are no liabilities of the Borrower or any of its Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements described in subsection (a) or subsection (b) of this Section or in the notes thereto, other than liabilities arising in the ordinary course of business of Hall and its Consolidated Subsidiary or of the Borrower and its Consolidated Subsidiaries since October 31, 1995.

     (d) Prior to the Closing Date, the Borrower has delivered to the Agent a pro-forma balance sheet of the Borrower (after giving effect to the Merger) as of the Closing Date, and projections of its income statements as of certain dates in the future. In the reasonable and good-faith opinion of the Borrower on and as of the Closing Date, (i) such balance sheet fairly presents the financial condition of the Borrower as of the Closing Date; and (ii) such projections present the expected results of operations of the Borrower for the respective periods ended on such dates, based upon assumptions which the Borrower believed to be reasonable when made and the Borrower has no reason to believe such assumptions are not reasonable on the Closing Date.

     (e) No information, exhibit or report furnished by the Borrower in writing to the Agent or any of the Banks in connection with the negotiation of this Agreement contained to the Borrower's knowledge any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     Section 6.06.  Ownership and Liens.  Each of the Borrower and the
                    -------------------
Consolidated Subsidiaries of the Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets, and leasehold interests reflected in the financial statements referred to in Section 6.05 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the

Borrower or any Subsidiary of the Borrower and none of its leasehold interests is subject to any Lien, except as disclosed in such financial statements (but excluding Liens in favor of NatWest Bank N.A., U.S. National Bank of Oregon and Canadian Imperial Bank of Commerce, even though they may be disclosed in such financial statements) or as may be permitted hereunder (including without limitation those identified on Schedule II) and except for the Lien created by the Security Agreements and the Trademark Assignments.

     Section 6.07.  Taxes.  Each of the Borrower and its Subsidiaries and Hall
                    -----
and its Subsidiaries has filed or caused to be filed all tax returns (federal, state and local) required to be filed and has paid or caused to be paid all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties.

     Section 6.08.  ERISA.  Each Plan, and, to the best knowledge of the
                    -----
Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable Federal or state law, and no event or condition is occurring or exists concerning which the Borrower would be under an obligation to furnish a report to the Bank in accordance with Section 7.08(h) hereof. As of the most recent valuation date for each Plan, each Plan was "fully funded" (which for purposes of this Section
6.08 shall mean that the fair market value of the assets of the Plan is not less than the present value of the accrued benefits of all participants in the Plan, computed on a Plan termination basis) or the present value of accrued benefits (determined on such basis) does not exceed the fair market value of the Plan's assets by an amount which is material.

     Section 6.09.  Subsidiaries and Ownership of Stock. Schedule I is a
                    -----------------------------------  ----------
complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation or organization of each Subsidiary and showing the percentage of the Borrower's ownership of the outstanding stock or other interest of each such Subsidiary. All of the outstanding capital stock or other interest of each such Subsidiary has been validly issued, is fully paid and nonassessable and is owned by the Borrower free and clear of all Liens.

     Section 6.10.  Credit Arrangements.  Schedule II is a complete and correct
                    -------------------   -----------
list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or directly relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any of its Subsidiaries is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 6.11.  Operation of Business.  Each of the Borrower and its
                    ---------------------
Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted, except where the failure to possess any such right would not materially adversely affect the financial condition, operations, properties or business of the Borrower or any Subsidiary of the Borrower; and to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is in violation of any valid rights of others with respect to any of the foregoing.

     Section 6.12.  Hazardous Materials.  The Borrower and each of its
                    -------------------
Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the consolidated financial condition, operations or business of the Borrower and its Consolidated Subsidiaries. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the consolidated financial condition, operations or business of the Borrower and its Consolidated Subsidiaries.

     In addition, except as set forth in Schedule III hereto, or except as would
                                         ------------
not have a material adverse effect on the consolidated financial condition, operations, or business of the Borrower and its Consolidated Subsidiaries:

     (a)   No notice, notification, demand, request for information,
citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Sec. 9601(22) ("Release"), of any substance
                                             -------
regulated under Environmental Laws ("Hazardous Materials") generated by the
                                     -------------------
Borrower or any of its Subsidiaries.

     (b) Neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries; and

         (i) no polychlorinated biphenyl is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

         (ii) no asbestos is or has been present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Borrower or any of its Subsidiaries;

          (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

     (c) Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System as provided by 40 C.F.R. Sec. 300.5 ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

     (d) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule III hereto.

     (e)  No oral or written notification of a Release of a Hazardous
Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

     (f) There are no Liens arising under or pursuant to any Environmental laws on any of the real property or properties owned or leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such properties to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     (g) There have been no environmental investigations, studies, audits, test, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Banks.

     Section 6.13.  No Default on Outstanding Judgments or Orders. Each of the
                    ---------------------------------------------
Borrower and its Subsidiaries has satisfied all judgments and neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

     Section 6.14.  No Defaults on Other Agreements.  Neither the Borrower nor
                    -------------------------------
any Subsidiary of the Borrower is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of the Borrower or any such Subsidiary or its ability to carry out its obligations under the Facility Documents to which it is a party. Neither the Borrower nor any Subsidiary of the Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, except where such default would not result in a material adverse effect on the business, properties, assets or financial condition of the Borrower or any Subsidiary of the Borrower.

     Section 6.15.  Labor Disputes and Acts of God.  Neither the business nor
                    ------------------------------
the properties of the Borrower or of any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

     Section 6.16.  Governmental Regulation.  Neither the Borrower nor any
                    -----------------------
Subsidiary of the Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed or to obtain the Letter of Credit as contemplated hereby.

     Section 6.17.  Partnerships.  Neither the Borrower nor any of its
                    ------------
Subsidiaries is a partner in any partnership other than Hidel Partners (of which the Borrower owns 100% of the Partnership Interests).

     Section 6.18.  No Forfeiture Proceeding.  No Forfeiture Proceeding is
                    ------------------------
pending or, to the knowledge of the Borrower, threatened.

     Section 6.19.  Solvency.
                    --------

     (a) The present fair saleable value of the assets of the Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of all Commitments hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower and its Subsidiaries as they mature.

     (b) The property of the Borrower does not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower.

     (c) The Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

     (d) The Borrower does not believe that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the Borrower after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in paragraph (c) of this Section 6.19), is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

     Section 6.20.  As to the EDA Irvington Financing.  None of the provisions
                    ---------------------------------
of any of:

                    (i)  the EDA Indenture;

                    (ii) the EDA Bond Agreement; or

                    (iii) the Remarketing Agreement dated as of October 1, 1995 between the Borrower and First Fidelity Bank, N.A.

has been modified or waived, and all of such documents are in full force and effect. The Borrower is not in default under any of such documents.

     Section 6.21.  As to Collateral.  (a) Schedule IV hereto accurately sets
                    ----------------       -----------
forth as to each of the Borrower and each Subsidiary of the Borrower, the address of (i) its chief executive office and (if different) the place at which it keeps its records regarding its accounts receivable; and (ii) each place in which it keeps any inventory, equipment or fixtures.

     (b) During the five years preceding the Closing Date, neither the Borrower nor any Subsidiary of the Borrower has been known by any name other than its current name, except for the following names:

                      (i)     Hall Laboratories, Inc.
                     (ii)     International Vitamin Corporation
                    (iii)     International Vitamin Supplements, Inc.
                     (iv)     Vitamin Factory Outlets, Inc.
                      (v)     American Vitamin Products, Inc.
                     (vi)     Hidel Partners
                    (vii)     Ilan Packaging, Inc.

     (c) With respect to the Borrowing Base Certificate most recently submitted to the Agent, each Account included thereon within the category of Eligible Accounts satisfies all the minimum requirements for eligibility set forth in the definition of "Eligible Accounts" in Section 1.01 of this Agreement; and each item of Inventory included thereon within the category of "Eligible Inventory" satisfies all the minimum requirements for eligibility contained in the definition of "Eligible Inventory" in Section 1.01 of this Agreement.

     (d) The registered trademarks and trademark applications identified in the Trademark Assignments comprise all of the registered trademarks and trademark applications of the Borrower and all of its Subsidiaries.

     (e) The names and addresses of the record title owners of the leased facilities of the Borrower or any of its Subsidiaries identified on
Schedule V hereto are as identified on such Schedule V.
- ----------

     Section 6.22.  As to the Merger.  (a) The Merger has been duly authorized
                    ----------------
by all necessary corporate action on the part of the Borrower and Hall.

     (b) Consummation of the Merger does not (i) require any consent or approval of any stockholders of the Borrower or Hall that has not already been obtained; (ii) violate any provision of, or require any filing (other than the filing of certificates of merger with the Secretaries of State of Delaware and Oregon), registration, consent or approval under, any law, rule, regulation, order, writ, injunction or decree applicable to the Borrower or Hall or any of their respective Subsidiaries (other than any such required filings or registrations that have already been made and any of such required consents or approvals that have already been obtained); (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or under any other material agreement, lease or instrument, to which the Borrower or Hall or any of their respective Subsidiaries is a party or by which any of the property of any of them is bound.

     (c) Simultaneously with the execution and delivery of this Agreement, appropriate certificates of merger are being filed with the Secretaries of State of Delaware and Oregon and the Merger is becoming effective.

     (d) No shareholder of the Borrower or Hall has given notice to the Borrower or Hall of its intention to exercise statutory appraisal rights with respect to the Merger.

     Section 6.23.  Closing Date Effect.  On the Closing Date, all the
                    -------------------
representations and warranties contained in this Article 6 are true simultaneously with the execution and delivery of this Agreement and after giving effect to the Merger.


                       ARTICLE 7.  AFFIRMATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement or the Letter of Credit shall remain outstanding or the Reimbursement Obligation shall remain unpaid, the Borrower shall:

     Section 7.01.  Maintenance of Existence.  Preserve and maintain, and
                    ------------------------
(except to the extent of any merger of a Subsidiary into the Borrower as permitted hereby) cause each Subsidiary of the Borrower to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

     Section 7.02.  Conduct of Business.  Continue, and cause each Subsidiary of
                    -------------------
the Borrower to continue, to engage in the same general manner in a business of the same general type as conducted by the Borrower and Hall and their respective Subsidiaries immediately prior to the execution and delivery of this Agreement.

     Section 7.03.  Maintenance of Properties.  Maintain, keep and preserve, and
                    -------------------------
cause each Subsidiary of the Borrower to maintain, keep and preserve, all of its properties, (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 7.04.  Maintenance of Records.  Keep, and cause each Subsidiary of
                    ----------------------
the Borrower to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and such Subsidiaries.

     Section 7.05.  Maintenance of Insurance.  Maintain, and cause each
                    ------------------------
Subsidiary of the Borrower to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. The policy of property insurance covering the inventory, equipment and fixtures of the Borrower or any Subsidiary Guarantor shall name the Agent under a lender loss payable endorsement in form acceptable to the Agent.

     Section 7.06.  Compliance with Laws.  Comply, and cause each Subsidiary of
                    --------------------
the Borrower to comply, in all respects with all applicable laws, rules, regulations and orders (except where any failure to comply would not have a material effect on the financial condition, operations, properties or business of the Borrower or any of its Subsidiaries), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property (except to the extent that the same is being contested in good faith by appropriate proceedings and adequate reserves are set aside therefor).

     Section 7.07.  Right of Inspection.  At any reasonable time and from time
                    -------------------
to time, permit the Agent or any Bank or any agent or representative thereof,
(i) to examine and make copies and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, all at the cost of the Borrower, except that the Borrower shall not be obligated to bear the cost of more than two such inspections in any 12-month period at each of its Oregon and British Columbia facilities; and (ii) to discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers and directors and the Borrower's independent accountants, provided however that in the case of any such meeting with the Borrower's accountants, such meeting is scheduled through the Borrower and the Borrower is permitted to be present.

     Section 7.08.  Reporting Requirements.  Furnish directly to the Agent and
                    ----------------------
to each of the Banks:

     (a)   as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and a consolidated income statement and statements of cash flows and changes in stockholders' equity of the Borrower and its Consolidated Subsidiaries for such fiscal year, all in the form required to be set forth in Form 10K required to be submitted to the Securities and Exchange Commission and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Agent by Amper, Politziner & Mattia or other independent accountants of recognized standing selected by the Borrower; such financial statements shall be accompanied by a letter from such accountants that authorizes the Agent and the Banks (in compliance with N.J.S.A. 2A:53A-25) to rely on such financial
                          --------
statements, which letter shall be in form reasonably satisfactory to the Agent;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and a consolidated income statement and statements of cash flows and changes in stockholders' equity, of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in the form required to be set forth in Form 10Q required to be submitted to the Securities and Exchange Commission and all prepared in accordance with GAAP and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

     (c) promptly upon receipt thereof, copies of any reports submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with examination of the financial statements of the Borrower or any such Subsidiary made by such accountants;

     (d) simultaneously with the delivery of the financial statements referred to above, a certificate of the chief financial officer of the Borrower
(i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

     (e) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

     (f) promptly after becoming aware thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

     (g) as soon as possible and in any event within 10 days after becoming aware of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

     (h) as soon as possible, and in any event within ten days after the Borrower knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

            (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
     Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Plan;

           (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

           (iii) the institution by PBGC of proceedings under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal from a Multiemployer
     Plan by the Borrower or any ERISA Affiliate that results in liability under
     Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

             (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days;

             (vi) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for the Borrower or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; and

         (viii)     the Unfunded Benefit Liabilities of one or more
     Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Borrower;

     (i) promptly after the request of any Bank, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to the Borrower or an ERISA Affiliate;

     (j) promptly after the furnishing thereof, copies of any material statement or report furnished to any other party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section 7.08;

     (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which the Borrower or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

     (l) promptly after the commencement thereof or promptly after the Borrower knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

     (m) within 15 days after the end of each calendar month, a Borrowing Base Certificate and such other reports as may be requested by the Agent as to the Accounts and the Eligible Accounts of the Borrower and the aging thereof, and as to the Inventory and Eligible Inventory of the Borrower, in reasonable detail and in form satisfactory to the Bank, which shall be certified to be true and correct by the chief financial officer of the Borrower;

     (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Bank may from time to time reasonably request (including, without limiting the generality of the foregoing, financial statements described in paragraph (a) and (b) of this Section that are consolidating as to the Borrower and its Consolidated Subsidiaries).

     Section 7.09.  Registered Trademarks.  Assign, and cause each Subsidiary of
                    ---------------------
the Borrower to assign, to the Agent any trademark that the Borrower or such Subsidiary hereafter registers with the U.S. Patent and Trademark Office, promptly after such registration is effected (which assignment shall be in substantially the form attached hereto as Exhibit H).

     Section 7.10.  Interest Rate Protection Agreement.  Enter into, within 30
                    ----------------------------------
days after the Closing Date, an Interest Rate Protection Agreement with a counterparty acceptable to the Agent, with respect to a principal amount of $5,000,000, for a duration, at an effective rate, and on other terms and conditions that are satisfactory to the Agent in all respects.

     Section 7.11.  Pledge of Note Receivable.  Pledge and deliver to the Agent,
                    -------------------------
within 30 days after the Closing Date, the promissory note held by the Borrower evidencing the deferred purchase price payable to the Borrower in respect of certain real estate in Oregon previously sold by Hall to the maker of such note; and assign (by an instrument in recordable form) to the Agent the mortgage securing such promissory note; all pursuant to documentation reasonably satisfactory in form and substance to the Agent and at the cost of the Borrower;

     Section 7.12.  Subordination of Edell Debt.  Cause Arthur Edell to execute
                    ---------------------------
and deliver in favor of the Agent and the Banks an agreement (reasonably satisfactory in form and substance to the Agent) by which he subordinates to the prior payment in full of the Notes and the other obligations of the Borrower under the Facility Documents, repayment by the Borrower to him of the loan previously made by him to the Borrower in the original principal amount of $300,000; and the Borrower shall not repay such loans except that, provided no Event of Default exists, (i) the Borrower may pay interest thereon at not more than 6% per year and (ii) the Borrower may pay principal of not more than $85,000 in any 12-month period.


                         ARTICLE 8.  NEGATIVE COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement or the Letter of Credit shall remain outstanding or the Reimbursement Obligation shall remain unpaid, the Borrower shall not:

     Section 8.01.  Debt.  Create, incur, assume or suffer to exist, or permit
                    ----
any Subsidiary of the Borrower to create, incur, assume or suffer to exist any Debt, except:

     (a) Debt of the Borrower and its Subsidiaries under this Agreement, the Notes, the Subsidiary Guaranty and the other Facility Documents;

     (b)    Debt described in Schedule II, including renewals,
                              -----------
extensions or refinancings thereof, provided that the then-outstanding principal amount thereof does not increase (but excluding in all events, Debt to NatWest Bank N.A., U.S. National Bank of Oregon and Canadian Imperial Bank of Commerce);

     (c) Debt of the Borrower subordinated on terms satisfactory to the Agent to the Borrower's obligations under this Agreement and the Notes;

     (d)   Debt of the Borrower or any such Subsidiary permitted under
Section 8.02 and Section 8.03;

     (e) Debt in respect of letters of credit issued for the account of the Borrower or any such Subsidiary in an aggregate face amount outstanding at any time of up to $500,000 (excluding the Letter of Credit);

     (f) Debt of the Borrower under the Interest Rate Protection Agreement described in Section 7.10;

     (g) Debt of Hall (Canada) to the Borrower not to exceed $500,000 outstanding at any time; and

     (h) Debt of the Borrower to Hall (Canada) that is incurred as a currency hedge, not to exceed $500,000 outstanding at any time.

     Section 8.02.  Guaranties, Etc.  Assume, guarantee, endorse or otherwise be
                    ---------------
or become directly or contingently responsible or liable, or permit any Subsidiary of the Borrower to assume, guarantee, endorse or otherwise be or become directly or indirectly responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, asset, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for the obligations of any Person, except (a) the Subsidiary Guaranty and (b) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     Section 8.03.  Liens.  Create, incur, assume or suffer to exist, or permit
                    -----
any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

     (a) Liens in favor of the Agent on behalf of the Banks securing the Loans and other obligations of the Borrower hereunder and under the other Facility Documents;

     (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

     (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

     (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

     (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

     (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

     (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

     (h)   Liens securing obligations of such a Subsidiary to the Borrower;

     (i) The Lien on the real estate of the Borrower located in Freehold, New Jersey securing an obligation to the Authority and Banque Nationale de Paris, Houston Agency, in the original principal amount of $5,600,000, and any renewal, extension or refinancing thereof provided that the same does not increase the then-outstanding principal amount of such obligation; but not the extension of such Lien to other property;

     (j) purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease; provided that:

           (i) any property subject to any of the foregoing is acquired by the Borrower or any such Subsidiary in the ordinary course of its business and the Lien on any such property is created substantially contemporaneously with such acquisition;

           (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 90% (or, in the case of a Capital Lease, 100%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Borrower or such Subsidiary acquiring the same;

           (iii) each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

           (iv) the Debt secured by all such Liens in favor of any Person other than the Reference Bank shall not exceed $500,000 at any time outstanding in the aggregate.

     (k) One or more liens in favor of the Designated Party on the same assets and properties of the Borrower and its Subsidiaries as are encumbered by Liens in favor of the Agent that are subject and subordinate to such Liens in favor of the Agent; and

     (l)    Lien securing a principal amount that does not exceed
$1,500,000 encumbering the New Freehold/Howell Real Estate in favor of the New Jersey Economic Development Authority and any lender(s) with whom such Authority financing may be placed, which refinances and replaces any Lien thereon in favor of the Agent;

     (m)    Liens listed on Schedule II, including renewals, extensions
                            -----------
or refinancings thereof, provided that the then-outstanding principal amount of no such Lien is increased.

     Section 8.04.  Leases.  Create, incur, assume or suffer to exist, or permit
                    ------
any Subsidiary of the Borrower to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (a) leases existing on the date of this Agreement and any extensions or renewals thereof; (b) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of $500,000; and (c) Capital Leases permitted by Section 8.03.

     Section 8.05.  Investments.  Make any loan or advance to any Person, or
                    -----------
purchase or otherwise acquire any capital stock, obligations or other securities of any Person, or make any capital contribution to any Person, or otherwise invest in or acquire any interest in any Person, or permit any Subsidiary of the Borrower to do so, except: (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.;
(c) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $200,000,000; (d) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any such Subsidiary; (e) currently outstanding loans and advances to employees listed on Schedule VI hereof, and further loans and advances to employees made during fiscal year 1997 not to exceed $700,000; (f) in addition to the loans and advances to Hall (Canada) that are permitted by Section 8.01(g), other investments in Hall (Canada) that do not in the aggregate exceed $250,000 at any time outstanding;
(g)
acquisitions of any Person (whether by way of the acquisition of the capital stock of such Person or of the assets of such Person) provided that (i) the aggregate amount of all such acquisitions pursuant to this clause (g) does not exceed $100,000, (ii) the Agent is advised in reasonable detail of the nature and extent of the direct and contingent liabilities of such Person that are being assumed, and the Agent approves the same, and (iii) (if assets are being acquired) such assets are free of all Liens other than Liens permitted hereby and upon such acquisition the Bank has a perfected security interest therein, and (iv) (if capital stock is being acquired) such Person becomes a Subsidiary Guarantor, by executing and delivering to the Agent a Subsidiary Guaranty, a Subsidiary Security Agreement and appropriate UCC-1 financing statements, as well as authorizing resolutions.

     Section 8.06.  Dividends.  Declare or pay any dividends, purchase, redeem,
                    ---------
retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such whether in cash, assets or in obligations of the Borrower, or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower or another such Subsidiary, except that the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower.

     Section 8.07.  Sale of Assets.  Sell, lease, assign, transfer or otherwise
                    --------------
dispose of, or permit any Subsidiary of the Borrower to sell, lease, assign, transfer or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(c) that any such Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; (d) for the sale of assets that are being sold as part of the consolidation of the Borrower following the Merger; (e) the sale of equipment that is being replaced by other equipment of equal or greater value; and (f) the sale of other equipment, provided that (i) no single item sold pursuant to this clause (f) has a value in excess of $250,000, (ii) the aggregate value of all items sold pursuant to this clause (f) from the Closing Date through October 31, 1997 does not exceed $500,000, and (iii) the aggregate value of all items sold pursuant to this clause (f) from the Closing Date through the Facility A Expiration Date does not exceed $750,000; provided,
                                                                 --------
however, that in the case of clauses (b), (d), (e) and (f), such sales and dispositions shall be for not less than fair market value.

     Section 8.08.  Stock of Subsidiaries, Etc.  Sell or otherwise dispose of
                    --------------------------
any shares of capital stock of any of its Subsidiaries or permit any such Subsidiary to issue any additional shares of its capital stock, except directors' qualifying shares.

     Section 8.09.  Transactions with Affiliates.  Enter into any transaction,
                    ----------------------------
including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate or permit any Subsidiary of the Borrower to enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 8.10.  Mergers, Acquisitions, Etc.  Merge or consolidate with, or
                    --------------------------
sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or of a line of business of any Person (or enter into any agreement to do any of the foregoing), or permit any Subsidiary of the Borrower to do so, except (i) that any such Subsidiary may merge into or transfer assets to the Borrower, and (ii) an acquisition described in Section 8.05(g) may be made.

     Section 8.11.  As to Collateral.  (a) Not relocate, and not permit any
                    ----------------
Subsidiary Guarantor to relocate, its chief executive office (or, if different, the place at which it keeps its records regarding its accounts receivable) to a place other than the place identified in Schedule 6.21(a), unless prior thereto the Borrower or such Subsidiary Guarantor shall have given written notice thereof to the Agent and shall have executed and delivered to the Agent for filing by the Agent (at the cost of the Borrower) any and all UCC-1 financing statements and other similar instruments as may be necessary or appropriate to continue the perfection of the security interests granted by it to the Agent.

     (b) Not permit any of the inventory, equipment or fixtures of the Borrower or any Subsidiary Guarantor to be located in any jurisdiction other than those identified in Section 6.21(a) with respect to the Borrower or such Subsidiary Guarantor, unless prior thereto the Borrower or such Subsidiary Guarantor shall have notified the Agent in writing and shall have executed and delivered to the Agent for filing by the Agent (at the cost of the Borrower) any and all UCC-1 financing statements and other similar instruments as may be necessary or appropriate to continue the perfection of the security interests granted by it to the Agent.

     Section 8.12.  New Freehold /Howell Real Estate.  Acquire the New Freehold
                    --------------------------------
/Howell Real Estate unless within 90 days after such acquisition:

                    (a) the Borrower first submits to the Agent an environmental report as to such real estate that is satisfactory in scope and substance to the Agent; and

                    (b) the Borrower or its Subsidiary (whichever acquires the same) executes and delivers to the Agent a mortgage and an assignment of leases, in form and substance satisfactory to the Agent, to secure all the obligations of the Borrower under the Facility Documents; and

            (c) the Borrower or such Subsidiary (at its cost) provides to the Agent a policy of title insurance in the amount of the purchase price of the New Freehold /Howell Real Estate that insures that the aforesaid mortgage in favor of the Agent is a valid first-priority lien (subject only to such exceptions to such insurance as the Agent may in its reasonable discretion approve) together with a survey of the New Freehold /Howell Real Estate; and

            (d) the Borrower or such Subsidiary shall, at or before such acquisition, provide to the Agent such other instruments, certificates, information and assurances with respect to the New Freehold Howell Real Estate as the Agent may reasonably request;

and, in any event

            (e) if the New Freehold/Howell Real Estate is to be acquired by a Subsidiary instead of the Borrower, such Subsidiary shall be a wholly-owned direct Subsidiary of the Borrower; and

            (f) any requirements of the N.J. Industrial Site Recovery Act have been satisfied in connection with the conveyance of the New Freehold/Howell Real Estate to the Borrower or such Subsidiary.



                        ARTICLE 9.  FINANCIAL COVENANTS.

     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement or the Letter of Credit shall remain outstanding or the Reimbursement Obligation shall be unpaid:

     Section 9.01.  EBITDA.  The Borrower shall not permit Consolidated EBITDA
                    ------
(i) for the 12-month period ending January 31, 1997 to be less than $6,000,000; or (ii) for the 12-month period ending January 31, 1998 to be less than $8,000,000.

     Section 9.02.  Cash Flow Leverage Ratio.  The Borrower shall maintain as at
                    ------------------------
the end of each fiscal year of the Borrower a ratio of Funded Debt to Consolidated EBITDA of not greater than:

     (i)            as at July 31, 1996:          5.6:1.0
     (ii)           as at July 31, 1997:          3.7:1.0
     (iii)          as at July 31, 1998:          2.5:1.0
     (iv)           as at July 31, 1999
                    and as at the end of each
                    fiscal year thereafter:       2.0:1.0.

     Section 9.03.  Tangible Net Worth.  The Borrower shall maintain at all
                    ------------------
times a Consolidated Tangible Net Worth of not less than the following amounts:

     (A)            Through July 30, 1996:        $12,000,000;

     (B)            July 31, 1996 until
                    July 30, 1997:           The amount identified in (A) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ending July 31,
                                             1996;

     (C)            July 31, 1997 until
                    July 30, 1998:           The amount identified in (B) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ending July 31,
                                             1997;

     (D)            July 31, 1998 until
                    July 30, 1999:           The amount identified in (C) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ended July 31,
                                             1998;

     (E)            July 31, 1999 until
                    July 30, 2000:           The amount identified in (D) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ending July 31,
                                             1999;

     (F)            July 31, 2000 until
                    July 30, 2001:           The amount identified in (E) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ending July 31,
                                             2000;

     (G)            July 31, 2001 until
                    July 30, 2002:           The amount identified in (F) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ended July 31,
                                             2001;
     (H)            July 31, 2002 until
                    July 30, 2003:           The amount identified in (G) above,
                                             plus 50% of Consolidated Net Income
                                             for the fiscal year ended July 31,
                                             2002.

     Section 9.04.  Current Ratio.  The Borrower shall at all times maintain a
                    -------------
ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.6:1.0.

     Section 9.05.  Interest Coverage.  The Borrower shall maintain a ratio of
                    -----------------
(x) Consolidated EBITDA in respect of each fiscal year of the Borrower to (y) cash interest expense in respect of all Consolidated Funded Debt for such year, of not less than:

     (i)            as at July 31, 1996      2.75:1.0

     (ii)           as at July 31, 1997      3.5:1.0

     (iii)          as at July 31, 1998
                    and as at the end of
                    each fiscal year thereafter   4.5:1.0.

     Section 9.06.  Capital Expenditures.  The Borrower shall not permit its
                    --------------------
Consolidated Capital Expenditures in any fiscal year of the Borrower (excluding the acquisition cost of the New Freehold/Howell Real Estate) to be greater than:

     (i)            for the 12 month period
                    ending April 30, 1997         $2,500,000

     (ii)           for the 12 month period
                    ending April 30, 1998         $1,500,000

     (iii)          for the 12 month period
                    ending April 30, 1999         $1,500,000

     (iv)           for the 12 month period
                    ending April 30, 2000         $1,400,000

     (v)            for the 12 month period
                    ending April 30, 2001
                    and each 12 month period
                    thereafter                    $1,200,000.

     Section 9.07.  No Quarterly Loss.  The Borrower shall not incur a net loss
                    -----------------
after taxes and extraordinary items (on a consolidated basis with its Consolidated Subsidiaries) in more than one fiscal quarter in any period of four consecutive fiscal quarters beginning after April 30, 1996.


                         ARTICLE 10.  EVENTS OF DEFAULT.

     Section 10.01. Events of Default.  Any of the following events shall be an
                    -----------------
"Event of Default":

     (a) the Borrower shall: (i) fail to pay the principal of any Note as and when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder as and when due and payable and such failure shall continue for three days; or (iii) fail to pay any regular monthly installment or any fee required to be paid under the Reimbursement Agreement as and when due and payable and such failure shall continue for three days; or (iv) fail to pay the Reimbursement Obligation on the day of any drawing under the Letter of Credit;

     (b) any representation or warranty made or deemed made by the Borrower or any Subsidiary of the Borrower in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other written statement furnished at any time under or in connection with this Agreement or any other Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

     (c) the Borrower shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or Articles 8 or 9; or (ii) fail to pay, perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document and such failure shall continue for 30 consecutive days;

     (d)   the Designated Party Guaranty or the Designated Party
Subordination and Intercreditor Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Designated Party, or the Designated Party shall deny it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

     (e)   the Borrower or any Subsidiary of the Borrower shall:  (i)
fail to pay any Debt, including but not limited to indebtedness for borrowed money (other than the Notes), of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such Debt, whether or not (except as otherwise provided in Section 10.01(p)) such failure to perform or observe shall be waived by the holder of such indebtedness; provided that (in the case of both (i) and (ii)) the aggregate principal amount
- -------- ----
of such Debt as to which such failure to pay has occurred (and not merely the installment or other portion thereof not paid), or as to which the maturity is or is permitted to be accelerated by reason of such failure to perform or observe, shall be $500,000 or more; or any such indebtedness whose principal amount is $500,000 or more shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

     (f) the Borrower, or any Subsidiary of the Borrower, or the Designated Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 60 days or more; or (v) (other than in the case of the Designated Party) shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture; or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 60 days or more;

     (g) one or more judgments, decrees or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary of the Borrower and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

     (h) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which the Borrower is under an obligation to furnish a report to the Banks in accordance with Section 7.08(h) hereof and as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate has incurred or in the opinion of the Required Banks is reasonably likely to incur a liability to a Plan, a Multiemployer Plan, the PBGC, or a Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Borrower;

     (i) the Unfunded Benefit Liabilities of one or more Plans have increased after the date of this Agreement in an amount which is material;

     (j) if, during the lifetime of a Principal, the number of shares of capital stock of the Borrower owned by such Principal and members of his immediate family sharing the same household on the Closing Date (the "Closing Date Shares") is reduced to less than 70% of the Closing Date Shares by sales or other transfers (other than sales or transfers to their issue, which will be deemed to continue to be owned by such Principal) by such Principal or members of his immediate family sharing the same household after the Closing Date (and for purposes hereof, 50% of the shares acquired by a Principal after the Closing Date pursuant to Option Rights owned by such Principal on the Closing Date shall be deemed to be included in the Closing Date Shares of such Principal); provided, however, that such restriction on the sale or transfer of such shares by Andrew Pinkowski and such members of his family shall not continue beyond the third anniversary of the Closing Date;

     (k) during any period of 12 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower cease for any reason to constitute a majority of the board of directors of the Borrower; or

     (l) I. Alan Hirschfeld ceases to serve as the full-time chief operating officer (or other position acceptable to the Agent) of the Borrower, unless either (i) Mr. Hirschfeld is replaced within six months thereafter by a Person selected by the Borrower whom the Agent reasonably approves in writing as such replacement or (ii) all of E. Joseph Edell, Arthur S. Edell and Andrew M. Pinkowski continue to serve full time as (respectively) the chairman/chief executive officer, president and vice chairman (or other positions acceptable to the Agent) of the Borrower;

     (m) there is a seizure by or forfeiture in favor of any governmental authority of any property of the Borrower or any of its Subsidiaries having a value in excess of $1,000,000, other than by eminent domain proceedings where the Borrower or such Subsidiary receives reasonable compensation therefor;

     (n) the Subsidiary Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect as to any Subsidiary Guarantor or shall be declared null and void as to any Subsidiary Guarantor, or the validity or enforceability thereof shall be contested in writing by a Subsidiary Guarantor or a Subsidiary Guarantor shall deny in writing it has any further liability or obligation thereunder or shall fail to perform its obligations thereunder;

     (o) any Security Agreement shall at any time after its execution and delivery and for any reason cease: (A) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Agreement; or (B) to be in full force and effect; or shall be declared null and void; or the validity or enforceability thereof shall be contested in writing by the grantor thereunder, or the grantor thereunder shall deny in writing it has any further liability or obligation under the Security Agreement, or the grantor thereunder shall fail to perform any of its obligations thereunder;

     (p)   an unwaived "Event of Default" occurs under the EDA
Indenture or the EDA Bond Agreement (as the term "Event of Default" is defined in the EDA Indenture or the EDA Bond Agreement); or

     (q)   a default occurs under the Interest Rate Protection
Agreement referred to in Section 7.10, or such Agreement is terminated or otherwise ceases to be in effect prior to the stated maturity thereof.

     Section 10.02. Remedies.  If any Event of Default shall occur and be
                    --------
continuing, the Agent may or, upon request of the Required Banks, shall by notice to the Borrower, do any or all of the following: (a) declare the Facility A Commitments and the Facility B Commitments to be terminated, whereupon the same shall forthwith terminate; (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement or the Notes or the Reimbursement Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower (provided that, in the case of an Event of Default referred to in Section 10.01(f) above with respect to the Borrower, such Commitments shall be immediately terminated, and the Notes, all interest thereon and all such other amounts payable shall be immediately due and payable without any notice and without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower); and (c) direct the Borrower immediately to pay (and the Borrower agrees that upon receipt of such a notice, or upon the occurrence of an Event of Default referred to in Section 10.01(f) with respect to the Borrower, the Borrower will immediately pay) to the Agent such additional amount of cash as is equal to the then maximum stated amount of the Letter of Credit, to be held as security by the Agent for the satisfaction of the reimbursement obligation of the Borrower in respect thereof. Upon the occurrence of an Event of Default, the Agent may also exercise any and all other remedies that may be available to it under the Facility Documents, the EDA Indenture and the EDA Bond Agreement (to the extent it may have remedies under the EDA Indenture and the EDA Bond Agreement) and such other remedies as may be legally available to it.

     Section 10.03. Rescission.  If an Event of Default described in clauses
                    ----------
(i), (ii), (iii) or (iv) of Section 10.01(a) or in clause (ii) of Section 10.01(c) occurs that the Designated Party is entitled to cure or cause to be cured under Section 2 of the Designated Party Guaranty, and if such Event of Default is cured within the time allowed under the Designated Party Guaranty, then any declaration or direction that is described in clauses (a), (b) or (c) of Section 10.02 and that is based solely on such cured Event of Default shall be rescinded by the Agent; provided, however, that in no event shall such
                           --------
rescission be required if any other Event of Default has occurred and is continuing.

     Section 10.04. Reimbursement Default.  If an Event of Default occurs and
                    ---------------------
the Designated Party pays in full its obligation under the Designated Party Guaranty, and if the Borrower does not reimburse the Designated Party therefor (a "Reimbursement Default"), such Reimbursement Default shall not in and of itself constitute an Event of Default if the Agent and the Required Banks (or, if necessary, all the Banks) waive or modify all other Events of Default that may exist.


           ARTICLE 11.  THE AGENT; RELATIONS AMONG BANKS AND BORROWER.

     Section 11.01. Appointment, Powers and Immunities of Agent.  Each Bank
                    -------------------------------------------
hereby irrevocably (but subject to removal by the Required Banks pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility

Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer or official of the Borrower or any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Loans or the Reimbursement Obligation or for any failure by the Borrower to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

     Section 11.02. Reliance by Agent.  The Agent shall be entitled to rely upon
                    -----------------
any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Bank as the holder of the Loans made by it and its participations in the Letter of Credit for all purposes hereof unless and until an Assignment and Assumption Agreement shall have been furnished to the Agent in accordance with Section 12.05, but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan or in any such participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or any such participation.

     Section 11.03. Defaults.  The Agent shall not be deemed to have knowledge
                    --------
of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans to the extent the same is required to be paid to the Agent for the account of the Banks) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

     Section 11.04. Rights of Agent as a Bank.  With respect to its Commitments
                    -------------------------
and the Loans made by it and the Letter of Credit, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its capacity as a Bank. The Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, its Affiliates and such other Persons, the Agent shall have no duty to disclose such information to the Banks.

     Section 11.05. Indemnification of Agent.  The Banks agree to indemnify the
                    ------------------------
Agent (to the extent not reimbursed under Section 12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions), ratably in accordance with their respective Bank Percentages (without giving effect to any participations, in all or any portion of its Loans, sold by a Bank to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under
Section 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     Section 11.06. Documents.  The Agent will forward to each Bank, promptly
                    ---------
after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Bank.

     Section 11.07. Non-Reliance on Agent and Other Banks.  Each Bank agrees
                    -------------------------------------
that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any Subsidiary of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any Subsidiary of the Borrower (or any of their Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

     Section 11.08. Failure of Agent to Act.  Except for action expressly
                    -----------------------
required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 11.09. Resignation or Removal of Agent.  Subject to the appointment
                    -------------------------------
and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Agent may be removed at any time with or without cause by the Required Banks; provided that the Borrower and the other Banks shall be promptly notified thereof. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent, which (if other than the Bank having the next largest Bank Percentage) shall be reasonably acceptable to the Borrower.
If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.

After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 11.10. Amendments Concerning Agency Function.  The Agent shall not
                    -------------------------------------
be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 11.11. Liability of Agent.  The Agent shall not have any
                    ------------------
liabilities or responsibilities to the Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower to perform its obligations hereunder or under any other Facility Document.

     Section 11.12. Transfer of Agency Function.  Without the consent of the
                    ---------------------------
Borrower or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Banks thereof, and provided further that unless such transfer is required by law, such transfer does not require the Borrower to incur additional cost or expense that is material in amount.

     Section 11.13. Non-Receipt of Funds by the Agent.  Unless the Agent shall
                    ---------------------------------
have been notified by a Bank or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Bank fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

     Section 11.14. Withholding Taxes.  Each Bank represents that it is entitled
                    -----------------
to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or reimbursement of a drawing under the Letter of Credit or any Commitment of such Bank until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

     Section 11.15. Several Obligations and Rights of Banks.  The failure of any
                    ---------------------------------------
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     Section 11.16. Pro Rata Treatment of Loans, Etc.  Except to the extent
                    --------------------------------
otherwise provided: (a) each borrowing under Section 2.04 shall be made from the Banks, each reduction or termination of the amount of the Commitments under
Section 2.07 shall be applied to the Commitments of the Banks, and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Banks, pro rata according to the amounts of their respective unused Commitments for the particular Facility; (b) each conversion under Section 2.05 of Loans of a particular type under the particular Facility (but not conversions provided for by Section 4.04), shall be made pro rata among the Banks holding Loans of such type under the particular Facility according to the respective principal amounts of such Loans by such Banks; (c) each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period under the particular Facility shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest Period under the particular Facility held by such Banks.

     Section 11.17. Sharing of Payments Among Banks.  If a Bank shall obtain
                    -------------------------------
payment of any principal of or interest on any Loan or the Reimbursement Obligation made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by the other Banks and the Letter of Credit in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with their respective Bank Percentages. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks or the Letter of Credit may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower.

     Section 11.18. Successor Agent.  Any bank, corporation or association into
                    ---------------
which the Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its business and assets as a whole or substantially as a whole, or any bank, corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Agent hereunder
                     ---- -----
and vested with all the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


     Section 11.19. Designated Party Subordination and Intercreditor Agreement.
                    ----------------------------------------------------------
Each Bank hereby authorizes and ratifies the execution and delivery by the Agent, on behalf of such Bank, of the Designated Party Subordination and Intercreditor Agreement, together with all amendments to and waivers of the provisions of such Agreement that the Agent (in its reasonable judgment) considers necessary or appropriate, and such Bank hereby agrees to be bound by the terms and conditions thereof.


                           ARTICLE 12.  MISCELLANEOUS.

     Section 12.01. Amendments and Waivers.  Except as otherwise expressly
                    ----------------------
provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Banks, or by the Borrower and the Agent acting with the consent of the Required Banks, and any provision of this Agreement may be waived by the Required Banks or by the Agent acting with the consent of the Required Banks; provided that no amendment, modification or waiver shall, unless by an
- --------
instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Facility A Commitments or the Facility B Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 12.01, or (e) amend the definition of the term "Required Banks", and provided, further, that any
                                             --------  -------
amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder or under any other Facility Document shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies provided under this Agreement or under any other Facility Document are cumulative and not exclusive of any remedies otherwise legally available.

     Section 12.02. Usury.  Anything herein to the contrary notwithstanding, the
                    -----
obligations of the Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

     Section 12.03. Expenses.  The Borrower shall reimburse the Agent on demand
                    --------
for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) incurred by the Agent in connection with the preparation of this Agreement, the Notes, the Letter of Credit and the other Facility Documents; and the Borrower shall reimburse the Agent and the Banks on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each Bank and costs allocated by their respective internal legal departments) incurred by the Agent or any Bank in connection with the modification of, or enforcement of their rights under, this Agreement, the Notes, the Letter of Credit or any of the other Facility Documents. The Borrower agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by the Borrower or any Subsidiary of the Borrower of the proceeds of the Loans or any Letter of Credit, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

     Section 12.04. Survival.  The obligations of the Borrower under Sections
                    --------
4.01, 4.05 and 12.03 shall survive the repayment of the Loans and the expiration of the Letter of Credit and the termination of the Commitments.

     Section 12.05. Assignment; Participations.  (a) This Agreement shall be
                    --------------------------
binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder.

     (b)   After first obtaining the approval of the Agent and the
Borrower, which approval will not be unreasonably withheld, each Bank may assign to one or more banks, finance companies, insurance or other financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Facility A Commitment and Facility B Commitment and the Loans owing to it and its participations in the Letter of Credit); provided, however, that (i) each
                                             --------  -------
such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Bank's Facility A Commitment and Facility B Commitment and Loans and participation in the Letter of Credit; (ii) unless the Agent and the Borrower otherwise consent, the aggregate amount of the Commitments of the assigning Bank being assigned pursuant to each such assignment (determined as of the effective date of the Assignment and Assumption Agreement with respect to such assignment) shall in no event be less than One Million Dollars ($1,000,000); (iii) the parties to each such assignment shall execute and deliver to the Agent, for its approval and acceptance, an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit F
                                                                      ---------
with such changes therein (if any) as the Agent may approve (the "Assignment and Assumption Agreement"); (iv) the Agent shall receive from the assignor a processing fee of Five Thousand Dollars ($5,000); and (v) in any event there shall at no time be more than four (4) Banks party to this Agreement. Without restricting the right of the Agent or the Borrower to reasonably object to any bank, finance company, insurance or other financial institution becoming an assignee of an interest of a Bank hereunder, each proposed assignee must be an existing Bank or a bank, finance company, insurance or other financial institution which (i) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior unsecured debt obligations of not less than Baa-1 by Moody's Investors Services, Inc. or a comparable rating by a rating agency acceptable to the Agent and (ii) has total assets in excess of Ten Billion Dollars ($10,000,000,000). Upon such execution, delivery, approval and acceptance, and on the effective date specified in the applicable Assignment and Assumption Agreement, (a) the assignee thereunder shall become a party hereto and a "Bank" for purposes hereof and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, shall have the rights and obligations of a Bank hereunder and (b) the Bank-assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under this Agreement.

     (c)  By executing and delivering an Assignment and Assumption
Agreement, the Bank-assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Facility Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Facility Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of their respective obligations under any Facility Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 7.08(a) and (b) and such other Facility Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Facility Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (d) The Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and shall record the names and addresses of each Bank and the Facility A Commitment and the Facility B Commitment of, and principal amount of the Loans owing to, and the amount of the participation in the Letter of Credit of, such Bank from time to time. The Borrower, the Agent and the Banks may treat each Person whose name is so recorded as a Bank hereunder for all purposes of this Agreement.

     (e) Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Bank and an assignee and consented to by the Borrower, the Agent shall, if such Assignment and Assumption Agreement has been properly completed and is in substantially the form of Exhibit F, (i) accept such Assignment and Assumption Agreement, (ii) record the information contained therein and (iii) give prompt notice thereof to the Borrower and the Banks. Upon request, the Borrower will execute and deliver to the Agent an appropriate replacement promissory note or replacement promissory notes in favor of each assignee (and assignor, if such assignor is retaining a portion of its Commitments and Loans) reflecting such assignee's (and assignor's) Commitments. Upon execution and delivery of such replacement promissory notes, the original promissory notes evidencing all or a portion of the Commitments and Loans being assigned shall be cancelled and returned to the Borrower.

     (f)  Each Bank may sell participations to one or more banks, finance companies, insurance or other financial institutions in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Bank's obligations under this Agreement
- --------  -------
(including without limitation its Commitments and its participation in the Letter of Credit) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such participant shall have no rights under any of the Facility Documents,
(iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and its Notes, and (v) the agreement executed by such Bank in favor of the participant shall not give the participant the right to require such Bank to take or omit to take any action hereunder except action directly relating to (x) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (y) the reduction of the principal amount outstanding hereunder or (z) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Bank.

     (g) The Borrower will use reasonable efforts to cooperate with the Agent and Banks in connection with the assignment of interests under this Agreement or the sale of participations herein.

     (h) No Bank shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to the Borrower or any Affiliate of the Borrower.

     (i) Any Bank that proposes to sell any assignment or participation hereunder may furnish any information concerning the Borrower and its Affiliates in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that such Bank shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information, as provided in Section 12.14.

     (j) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Bank may (without any need to comply with any of the formal or procedural requirements of this Section) assign and pledge all or any portion of its Commitments and Loans to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     Section 12.06. Notices.  Unless otherwise specifically provided herein, any
                    -------
notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or three days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed); provided that the burden of providing
                                         --------
receipt of a telecopy shall not be met by a transmission report generated by the sender's telecopy machine. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party's name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     Section 12.07. Setoff.  The Borrower agrees that, in addition to (and
                    ------
without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Bank under this Agreement (either directly or as participant in the Letter of Credit) or under such Bank's Notes which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by the Borrower hereunder shall be made without setoff or counterclaim.

     SECTION 12.08. JURISDICTION; IMMUNITIES.  (a) THE BORROWER HEREBY
     -------------- --------------------------------------------------
IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES
- ------------------------------------------------------------------------------
FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING
- ------------------------------------------------------------------------------
OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER FACILITY DOCUMENT
- --------------------------------------------------------------------------------
OR THE LETTER OF CREDIT, AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL
- ----------------------------------------------------------------------------
CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN
- -----------------------------------------------------------------------------
SUCH NEW YORK STATE OR FEDERAL COURT.  THE BORROWER IRREVOCABLY CONSENTS TO THE
- -------------------------------------------------------------------------------
SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING
- ------------------------------------------------------------------------------
OF COPIES OF SUCH PROCESS TO THE BORROWER AT ITS ADDRESS SPECIFIED IN SECTION
- -----------------------------------------------------------------------------
12.06.  THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR
- -----------------------------------------------------------------------
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY
- ----------------------------------------------------------------------------
SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  THE BORROWER
- --------------------------------------------------------------------------
FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN
- ---------------------------------------------------------------------------
ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS.  THE
- -----------------------------------------------------------------------------
BORROWER FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE AGENT
- -------------------------------------------------------------------------------
SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING
- ------------------------------------------------------------------------------
IN NEW YORK COUNTY.  THE BORROWER WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.
- -----------------------------------------------------------------------------

     (b) Nothing in this Section 12.08 shall affect the right of the Agent or any Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

     (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

     Section 12.09. Table of Contents; Headings.  Any table of contents and the
                    ---------------------------
headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 12.10. Severability.  The provisions of this Agreement are intended
                    ------------
to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     Section 12.11. Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 12.12. Integration.  The Facility Documents set forth the entire
                    -----------
agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 12.13. GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
     -------------- --------------------------------------------------------
INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
- -------------------------------------------------------------------------------

     Section 12.14. Confidentiality.  Each Bank and the Agent agrees (on behalf
                    ---------------
of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any Subsidiary of the Borrower pursuant to this Agreement or otherwise which is identified in writing by the Borrower as being confidential at the time the same is delivered to the Banks or the Agent (or their affiliates, directors, officers, employees or representatives), provided that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation or judicial process,
(ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Banks is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit
                                                                         -------
G hereto.
- -

     Section 12.15. Treatment of Certain Information.  The Borrower (a)
                    --------------------------------
acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Bank or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Bank by the Borrower may be provided to each such subsidiary and affiliate.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        IVC INDUSTRIES, INC.



                                        By:/s/ I. Alan Hirschfeld
                                           -------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:

                                        500 Halls Mill Road
                                        Freehold, New Jersey 07728
                                        Attention:  Mr. I. Alan Hirschfeld

                                        Telecopier No.:  908-308-4488

                                        with a simultaneous copy to:
                                        ----------------------------

                                        IVC Industries, Inc.
                                        500 Halls Mill Road
                                        Freehold, New Jersey 07728
                                        Attention:  Mr. E. Joseph Edell
                                        Telecopier No:  908-308-4488

                                        AGENT:
                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)


                                        By:/s/ Jo Morrison
                                           ------------------------------------
                                             Name:
                                             Title:

                                        Address for Notices:

                                        New York Agency
                                        4 Chase Metrotech Center
                                        13th Floor
                                        Brooklyn, New York 11245

                                        Telecopier No.:  718-242-6909


                                        with a simultaneous copy to:
                                        ---------------------------


                                        Chase National Corporate
                                             Services, Inc.
                                        Heights Plaza
                                        777 Terrace Avenue, 3rd Floor
                                        Hasbrouck Heights, NJ 07604
                                        Attention:  Mr. Peter M. Fitzsimmons
                                        Telecopier No.:  201-228-8231

                                        BANKS:
                                        THE CHASE MANHATTAN BANK
                                        (NATIONAL ASSOCIATION)


                                        By:/s/ Jo Morrison
                                           ------------------------------------
                                            Name:
                                            Title:



                                        Lending Office:

                                        The Chase Manhattan Bank (National
                                             Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081

                                        Address for Notices:

                                        The Chase Manhattan Bank (National
                                             Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081


                                        with a simultaneous copy to:
                                        ---------------------------

                                        Chase National Corporate
                                             Services, Inc.
                                        Heights Plaza
                                        777 Terrace Avenue, 3rd Floor
                                        Hasbrouck Heights, NJ 07604
                                        Attention:  Mr. Peter M. Fitzsimmons
                                        Telecopier No.:  201-228-8231

                                   EXHIBIT A-1

                                 PROMISSORY NOTE
                                  (Facility A)


$15,000,000                                                     April ____, 1996


     IVC INDUSTRIES, INC. (the "Borrower"), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (the "Bank"), at the principal office of the Agent at 1 Chase Manhattan Plaza New York, New York 10081, for the account of the appropriate Lending Office of the Bank, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the amount loaned by the Bank to the Borrower under Facility A pursuant to the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement, on the dates and in the manner provided in said Credit Agreement.

     The date and amount of each type of Facility A Loan made by the Bank to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This is one of the Facility A Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of the date hereof among the Borrower, the Banks party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as agent (the "Agent"). This Note evidences the Facility A Loans made by the Bank thereunder.

     All capitalized terms used in this Note and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                        IVC INDUSTRIES, INC.


                                        By:___________________________
                                           Name:
                                           Title:

            Amount       Amount of     Balance      Notation
Date      of Loan       Payment    Outstanding       By

                                   EXHIBIT A-2

                                 PROMISSORY NOTE
                                  (Facility B)


$6,500,000                                                      April ____, 1996


     IVC INDUSTRIES, INC. (the "Borrower"), a corporation organized under the laws of Delaware, for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) (the "Bank"), at the principal office of the Agent at 1 Chase Manhattan Plaza New York, New York 10081, for the account of the appropriate Lending Office of the Bank, the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000) or, if less, the amount loaned by the Bank to the Borrower under Facility B pursuant to the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement, on the dates and in the manner provided in said Credit Agreement.

     The date and amount of each type of Facility B Loan made by the Bank to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto or any continuation thereof.

     This is one of the Facility B Notes referred to in that certain Credit Agreement (as amended from time to time, the "Credit Agreement") dated as of the date hereof among the Borrower, the Banks party thereto (including the Bank) and The Chase Manhattan Bank (National Association), as agent (the "Agent"). This Note evidences the Facility B Loans made by the Bank thereunder.

     All capitalized terms used in this Note and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

     The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.


                                        IVC INDUSTRIES, INC.


                                        By:___________________________
                                           Name:
                                           Title:

            Amount       Amount of     Balance      Notation
Date       of Loan       Payment     Outstanding       By

                                    EXHIBIT C

                                    GUARANTY
                                    --------


     REFERENCE IS HEREBY MADE to the Credit Agreement dated April _____, 1996 (which, as the same may hereafter be amended from time to time, will be called herein the "Credit Agreement") among IVC Industries, Inc., a Delaware corporation (the "Borrower"), the Banks party thereto, and The Chase Manhattan Bank (National Association), as Agent. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

     WHEREAS, the Credit Agreement provides for the extension of credit by the Agent and the Banks to the Borrower: and

     WHEREAS, all the obligations and liabilities (whether now existing or hereafter arising) of the Borrower to any or all of the Agent and the Banks under the Credit Agreement or any of the other Facility Documents (whether for principal, interest, fees, reimbursement obligations, indemnification obligations, costs of enforcement or otherwise) will be called herein the "Obligations"; and

     WHEREAS, each of the undersigned (each, a "Guarantor") expects to obtain substantial economic benefit from the extension of credit by the Banks and the Agent to the Borrower under the Credit Agreement; and

     WHEREAS, the execution and delivery of this guaranty by the Guarantors is required in order to induce the Banks and the Agent to enter into the Credit Agreement.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantors hereby jointly and severally agree with the Banks and the Agent as follows:

     1. The Guarantors hereby absolutely, unconditionally, jointly and severally guarantee to the Agent and the Banks that the Borrower will promptly pay, perform and observe all the Obligations, and that all sums stated to be payable in, or which become payable under, the Facility Documents by the Borrower will be promptly paid in full when due, whether at stated maturity or earlier by reason of acceleration or otherwise, and, in the case of one or more extensions of time of payment or performance or renewals of any Obligation, that the same will be promptly paid or performed (as the case may be) when due according to such extension or renewal, whether at stated maturity or earlier by reason of acceleration or otherwise, irrespective of the validity, regularity, or enforceability of any of the Facility Documents and irrespective of any present or future law or order of any government (whether of right or in fact and whether the

Agent or any Bank shall have consented thereto) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any Obligation of the Borrower or other obligor or to vary the terms of payment; provided,
                                                               --------
however, that the liability of any Guarantor hereunder with respect to the
- -------
Obligations shall not exceed at any time 90% of Adjusted Net Worth (as hereinafter defined) of such Guarantor. The term "Adjusted Net Worth" of a Guarantor means the current Net Worth of such Guarantor, plus (as and when Net Worth increases) any increase in such amount of Net Worth after the date hereof (without any decrease for any reduction after the date hereof in current Net Worth as so increased). The term "Net Worth" of a Guarantor means the amount of all assets of such Guarantor, at a fair valuation, less the total liabilities of such Guarantor (including contingent liabilities other than the liabilities of such Guarantor under this guaranty) .

     2. The Guarantors agree that, as among the Guarantors, the Agent and the Banks, the Obligations may be declared to be due and payable for purposes of this guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Borrower and that, in the event of any such declaration (or attempted declaration), such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of this guaranty. The Guarantors further guarantee that all payments made by the Borrower to the Agent and the Banks of any Obligation will, when made, be final and agree that if any such payment is recovered from, or repaid by, the Agent or any Bank in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, this guaranty shall continue to be fully applicable to such Obligation to the same extent as though the payment so recovered or repaid had never been originally made on such Obligation.

     3. This is a guaranty of payment and not of collection only.

     4. The Guarantors hereby consent that from time to time, without notice to or further consent of any Guarantor, the payment, performance or observance of any or all of the Obligations may be waived or the time of payment or performance thereof extended or accelerated, or renewed in whole or in part, or the terms of the Facility Documents or any part thereof may be changed and any collateral therefor may be exchanged, surrendered or otherwise dealt with as the Agent may determine, and any of the acts mentioned in the Facility Documents may be done, all without affecting the liability of any Guarantor hereunder. The Guarantors hereby waive presentment of any instrument, demand of payment, protest and notice of non-payment or protest thereof or of any exchange, sale, surrender or other handling or disposition of such collateral, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Borrower under the Facility Documents or against any other person under any other guaranty of, or security for, any of the Obligations. The Guarantors hereby further waive any defense whatsoever which might constitute a defense available to, or discharge of, the Borrower or a guarantor. No payment by any Guarantor pursuant to any provision hereunder shall entitle such Guarantor, by subrogation to the rights of the Agent or any Bank or otherwise, to any payment by the Borrower (or out of the property of the Borrower) except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Borrower to the Agent and the Banks at any time or from time to time; provided, however, if any Guarantor is an "insider" of the Borrower, as such term is defined in Section 101 of the Federal Bankruptcy Code, such Guarantor hereby irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the Agent and the Banks against the Borrower with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Borrower in respect thereof.

     5. This guaranty shall be a continuing guaranty, and any other guarantor, and any other party liable upon or in respect of any Obligation hereby guaranteed may be released without affecting the liability of any Guarantor. The liability of the Guarantors hereunder shall be joint and several with each other and joint and several with the liability of any other guarantor or other party upon or in respect of the Obligations.

     6. The Agent or any Bank may assign its rights and powers hereunder, with all or any of the Obligations, and, in the event of such assignment, the assignee hereof or of such rights and powers, shall have the same rights and remedies as if originally named herein.

     7. Notice of acceptance of this guaranty and of the incurring of any and all of the Obligations of the Borrower pursuant to the Facility Documents is hereby waived. This guaranty and all rights, obligations and liabilities arising hereunder shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

     8. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Agent or any Bank may otherwise have, each of the Agent and each Bank shall be entitled, at its option, to setoff and apply balances (general or special, time or demand, provisional or final) held by it for account of such Guarantor at any of its offices in dollars or in any other currency, against any amounts owing hereunder that are not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided however that any failure to give such notice shall not affect the validity thereof.

     9. No provision of this guaranty may be modified or waived without the prior written consent of the Agent and the Required Banks.

     10. Without limiting the rights of the Agent or any Bank under any other agreement, any financial accommodation (including, without limitation, interest accruing at the agreed to contract rate after the commencement of any bankruptcy, reorganization or similar proceeding) extended by a Guarantor to or for the account of the Borrower, or in respect of which the Borrower may be liable to a Guarantor in any capacity, is hereby subordinated to all the

Obligations, and such financial accommodation of such Guarantor to the Borrower, if the Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Agent and the Banks and be paid over to the Agent on account of the Obligations but without reducing or affecting in any manner the liability of such Guarantor, or any other Guarantor, under the other provisions of this guaranty.

     11. Each Guarantor hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this guaranty, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor at its address specified on the signature page hereof. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the rights of the Agent and the Banks to serve legal process in any other manner permitted by law or affect the rights of the Agent and the Banks to bring any action or proceeding against such Guarantor or any of its property in the courts of any other jurisdiction. To the extent that a Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Guarantor hereby irrevocably waives such immunity in respect of its Obligations under this guaranty. Each Guarantor hereby expressly waives any and every right to a trial by jury in any action on or related to this guaranty, the Obligations or the enforcement of either or all of the same, and does further expressly waive any and every right to interpose any counterclaim in any such action or proceeding.

     12. The Guarantors agree to reimburse the Agent and the Banks on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable attorneys' fees) incurred by the Agent or the Banks in connection with any enforcement of this guaranty.

     13. The rights, powers and remedies granted to the Agent and the Banks herein shall be cumulative and in addition to any rights, powers and remedies to which the Agent and the Banks may be entitled either by operation of law or pursuant to the Facility Documents or any other document or instrument delivered or from time to time to be delivered to the Agent or any Bank in connection with the Facility Documents.

     IN WITNESS WHEREOF, the Guarantors have caused this instrument to be duly executed by their proper officers this day of April, 1996.

WITNESS:                                HALL LABORATORIES, LTD.

_____________________________           By:_____________________________

Name:_______________________          Name:________________________
                                      Title:_______________________

                                     Address of Guarantor:

                                     13060 80th Avenue #207
                                     Surrey, British Columbia, Canada



WITNESS:                             INTERNATIONAL VITAMIN OVERSEAS SALES
                                     CORP.


_____________________________        By:_____________________________
Name:_______________________          Name:________________________
                                      Title:_______________________

                                     Address of Guarantor:

                                     500 Halls Mill Road
                                     Freehold, NJ 07728

                                   EXHIBIT D-1

                               SECURITY AGREEMENT
                               ------------------
                                   (Borrower)

                    THIS AGREEMENT, dated as of the _____ day of April, 1996, is made by IVC INDUSTRIES, INC., a Delaware corporation (the "Grantor"), in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) in its capacity as Agent under the Credit Agreement hereinafter referred to (the "Agent").

                              Preliminary Statement
                              ---------------------

                    A. Contemporaneously herewith, the Grantor is entering into a certain Credit Agreement dated the date hereof (which, as the same may be hereafter amended or supplemented from time to time, will be called herein the "Credit Agreement") among itself, the Banks party thereto and the Agent. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

                    B.   The   execution  and  delivery  of  this  Agreement  is
required in order to induce the Banks and the Agent to enter into the Credit Agreement.


                    NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Grantor hereby agrees as follows:

                    As used in this Agreement, the term "Liabilities" shall mean all indebtedness, obligations and liabilities of every kind and nature of the Grantor to any or all of the Banks and the Agent under any or all of the Credit Agreement and the other Facility Documents. The term "Security" shall mean all personal property and fixtures of the Grantor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all money, goods (including equipment, farm products and inventory), instruments, securities, documents, chattel paper, accounts, contract rights, general intangibles, credits, claims (including, without limitation, the balance of every deposit account of the Grantor with the Agent or any Bank and any other claim of the Grantor against the Agent or any Bank), demands, precious metals and any other property, rights and interests of the Grantor, and shall include the proceeds, products and accessions of and to any thereof.

                    As security for the payment of all the Liabilities, the Grantor hereby grants to the Agent a security interest in and a general lien upon the Security.

                    At any time and from time to time, upon the demand of the Agent, the Grantor will: (1) deliver and pledge to the Agent, indorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request, any and all instruments, documents and/or chattel paper comprising the Security as the Agent may specify in its demand; (2) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder or with respect to such security interest; (3) keep and stamp or otherwise mark any and all documents and chattel paper and its individual books and records relating to inventory, accounts and contract rights in such manner as the Agent may require; and (4) permit representatives of the Agent or any Bank at any time during business hours to inspect its inventory and to inspect and make abstracts from the Grantor's books and records pertaining to inventory, accounts, contract rights, chattel paper, instruments and documents. The right is expressly granted to the Agent, at its discretion, to file one or more financing statements under the Uniform Commercial Code naming the Grantor as debtor and the Agent as secured party and indicating therein the types or describing the items of Security herein specified. A photographic or other reproduction of this agreement shall be sufficient as a financing statement. With respect to the Security, or any part thereof, which at any time shall come into the possession or custody or under the control of the Agent or any Bank or any of their agents, associates or correspondents, for any purpose, the right is expressly granted to the Agent, at its discretion, to transfer to or register in the name of itself or its nominee any of the Security; to exchange any of the Security for other property upon any reorganization, recapitalization or other readjustment and in connection therewith to deposit any of the Security with any committee or depositary upon such terms as it may determine; if an Event of Default exists, to notify any account debtor or obligor on an instrument to make payment to the Agent; and to exercise or cause its nominee to exercise all or any powers with respect to the Security with the same force and effect as an absolute owner thereof; all without notice (except such notice as may be required by applicable law and cannot be waived) and without liability except to account for property actually received by it. Without limiting the generality of the foregoing, payments, distributions and/or dividends (other than ordinary cash dividends paid prior to the occurrence of an Event of Default) in securities, property or cash, including without limitation dividends representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Security or any part thereof or resulting from any split-up, revision or reclassification of the Security or any part thereof or received in exchange for the Security or any part thereof as a result of a merger, consolidation or otherwise, shall be paid directly to and retained by the Agent and held by it until applied as herein provided, as additional collateral security pledged under and subject to the terms hereof. The Agent shall be deemed to have possession of any of the Security in transit to or set apart for it or any of its agents, associates, or correspondents.

                    The Agent at its discretion may, if an Event of Default exists, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Security, but shall be under no obligation to do so, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Security, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor. The Agent shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Security. If an Event of Default exists, the Agent may use or operate any of the Security for the purpose of preserving the Security or its value in the manner and to the extent the Agent reasonably deems appropriate, but the Agent shall be under no obligation to do so. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, at the request of the Agent, assemble the Security at such place or places as the Agent designates in its request, and, to the extent permitted by applicable law, the Agent shall have the right, with or without legal process and with or without prior notice or demand, to take possession of the Security or any part thereof and to enter any premises for the purpose of taking possession thereof. The Agent shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code (whether or not such Code is in effect in the jurisdiction where the rights and remedies are asserted). In addition, with respect to the Security, or any part thereof, which shall then be or shall thereafter come into the possession or custody of the Agent, any Bank or any of their agents, associates or correspondents, the Agent may sell or cause to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Security, at any broker's board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, the Grantor hereby waives the requirements of said Code), and the Agent or anyone else may be the purchaser of any or all of the Security so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Grantor, any such demand, notice or right and equity being hereby expressly waived and released. The Grantor will pay to the Agent all reasonable expenses (including reasonable attorneys' fees and legal expenses incurred by any or all of the Agent and the Banks) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Security or receipt of the proceeds thereof, and for the care of the Security and defending or asserting the rights and claims of the Agent in respect thereof, by litigation or otherwise, including expense of insurance; and all such expenses shall be indebtedness within the terms of this agreement. The Agent shall apply the net cash receipts from the Security to the payment of the Liabilities, in such order and priority as the Agent may elect. Notwithstanding that the Agent, whether in its own behalf and/or in behalf of another or others, may continue to hold Security and regardless of the value thereof, the Grantor shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities and expenses at any time unpaid.

     No delay on the part of the Agent in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which any or all of the Agent and the Banks may otherwise have. The Grantor hereby waive(s) presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Security and any and all other notices and demands whatsoever, whether or not relating to such instruments.

     No  provision  hereof shall  be  modified or  limited except  by  a written instrument executed by the party sought to be charged therewith, expressly referring hereto and to the provision so modified or limited. This agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns, shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this agreement; and shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

                                        IVC INDUSTRIES, INC.


                                        By:____________________________________
                                           Name:
                                           Title:

                                   EXHIBIT D-2

                               SECURITY AGREEMENT
                               ------------------
                                  (Subsidiary)

                    THIS AGREEMENT, dated as of the _____ day of April, 1996, is made by _______________________, a ________ corporation (the "Grantor"), in favor of THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) in its capacity as Agent under the Credit Agreement hereinafter referred to (the "Agent").

                              Preliminary Statement
                              ---------------------

                    A. Contemporaneously herewith, IVC Industries, Inc., a Delaware corporation (the "Borrower"), is entering into a certain Credit Agreement dated the date hereof (which, as the same may be hereafter amended or supplemented from time to time, will be called herein the "Credit Agreement") among itself, the Banks party thereto and the Agent. All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

                    B. Contemporaneously herewith, the Grantor is executing and delivering a guaranty dated the date hereof (which, as the same may hereafter be amended or supplemented from time to time, will be called herein the "Subsidiary Guaranty") in favor of the Agent and the Banks, pursuant to which the Grantor is guaranteeing all the obligations and liabilities (now existing or hereafter arising) of the Grantor to any or all of the Agent and the Banks under the Credit Agreement or any of the other Facility Documents.

                    C.   The  execution   and  delivery  of  this  Agreement  is
required in order to induce the Banks and the Agent to enter into the Credit Agreement.


                    NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Grantor hereby agrees as follows:

                    As used in this Agreement, the term "Liabilities" shall mean all obligations and liabilities (now existing or hereafter arising) of the Grantor to any or all of the Agent and the Banks under the Subsidiary Guaranty. The term "Security" shall mean all personal property and fixtures of the Grantor, whether now or hereafter existing or now owned or hereafter acquired and wherever located, of every kind and description, tangible or intangible, including, but not limited to, all money, goods (including equipment, farm products and inventory), instruments, securities, documents, chattel paper, accounts, contract rights, general intangibles, credits, claims (including, without limitation, the balance of every deposit account of the Grantor with the Agent or any Bank and any other claim of the Grantor against the Agent or any
Bank), demands, precious metals and any other property, rights and interests of the Grantor, and shall include the proceeds, products and accessions of and to any thereof.

                    As security for the payment of all the Liabilities, the Grantor hereby grants to the Agent a security interest in and a general lien upon the Security.

                    At any time  and from time to  time, upon the demand  of the
Agent, the Grantor will: (1) deliver and pledge to the Agent, indorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request, any and all instruments, documents and/or chattel paper comprising the Security as the Agent may specify in its demand;
(2) give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary or desirable, or that the Agent may request, in order to create, preserve, perfect, or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder or with respect to such security interest; (3) keep and stamp or otherwise mark any and all documents and chattel paper and its individual books and records relating to inventory, accounts and contract rights in such manner as the Agent may require; and (4) permit representatives of the Agent or any Bank at any time during business hours to inspect its inventory and to inspect and make abstracts from the Grantor's books and records pertaining to inventory, accounts, contract rights, chattel paper, instruments and documents. The right is expressly granted to the Agent, at its discretion, to file one or more financing statements under the Uniform Commercial Code naming the Grantor as debtor and the Agent as secured party and indicating therein the types or describing the items of Security herein specified. A photographic or other reproduction of this agreement shall be sufficient as a financing statement. With respect to the Security, or any part thereof, which at any time shall come into the possession or custody or under the control of the Agent or any Bank or any of their agents, associates or correspondents, for any purpose, the right is expressly granted to the Agent, at its discretion, to transfer to or register in the name of itself or its nominee any of the Security; to exchange any of the Security for other property upon any reorganization, recapitalization or other readjustment and in connection therewith to deposit any of the Security with any committee or depositary upon such terms as it may determine; if an Event of Default exists, to notify any account debtor or obligor on an instrument to make payment to the Agent; and to exercise or cause its nominee to exercise all or any powers with respect to the Security with the same force and effect as an absolute owner thereof; all without notice (except such notice as may be required by applicable law and cannot be waived) and without liability except to account for property actually received by it. Without limiting the generality of the foregoing, payments, distributions and/or dividends (other than ordinary cash dividends paid prior to the occurrence of an Event of Default), in securities, property or cash, including without limitation dividends representing stock or liquidating dividends or a distribution or return of capital upon or in respect of the Security or any part thereof or resulting from any split-up, revision or reclassification of the Security or any part thereof or received in exchange for the Security or any part thereof as a result of a merger, consolidation or otherwise, shall be paid directly to and retained by the Agent and held by it until applied as herein provided, as additional collateral security pledged under and subject to the terms hereof. The Agent shall be deemed to have possession of any of the Security in transit to or set apart for it or any of its agents, associates, or correspondents.

                    The Agent at its discretion may, if an Event of Default exists, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Security, but shall be under no obligation to do so, or the Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Security, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor. The Agent shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Security. If an Event of Default exists, the Agent may use or operate any of the Security for the purpose of preserving the Security or its value in the manner and to the extent the Agent reasonably deems appropriate, but the Agent shall be under no obligation to do so. Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, at the request of the Agent, assemble the Security at such place or places as the Agent designates in its request, and, to the extent permitted by applicable law, the Agent shall have the right, with or without legal process and with or without prior notice or demand, to take possession of the Security or any part thereof and to enter any premises for the purpose of taking possession thereof. The Agent shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code (whether or not such Code is in effect in the jurisdiction where the rights and remedies are asserted). In addition, with respect to the Security, or any part thereof, which shall then be or shall thereafter come into the possession or custody of the Agent, any Bank or any of their agents, associates or correspondents, the Agent may sell or cause to be sold in the Borough of Manhattan, New York City, or elsewhere, in one or more sales or parcels, at such price as the Agent may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any of the Security, at any broker's board or at public or private sale, in any reasonable manner permissible under the Uniform Commercial Code (except that, to the extent permitted thereunder, the Grantor hereby waives the requirements of said Code), and the Agent or anyone else may be the purchaser of any or all of the Security so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of the Grantor, any such demand, notice or right and equity being hereby expressly waived and released. The Grantor will pay to the Agent all reasonable expenses (including reasonable attorneys' fees and legal expenses incurred by any or all of the Agent and the Banks) of, or incidental to, the enforcement of any of the provisions hereof or of any of the Liabilities, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement of any of the Security or receipt of the proceeds thereof, and for the care of the Security and defending or asserting the rights and claims of the Agent in respect thereof, by litigation or otherwise, including expense of insurance; and all such expenses shall be indebtedness within the terms of this agreement. The Agent shall apply the net cash receipts from the Security to the payment of the Liabilities, in such order and priority as the Agent may elect. Notwithstanding that the Agent, whether in its own behalf and/or in behalf of another or others, may continue to hold Security and regardless of the value thereof, the Grantor shall be and remain liable for the payment in full, principal and interest, of any balance of the Liabilities and expenses at any time unpaid.

     No delay on the part of the Agent in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which any or all of the Agent and the Banks may otherwise have. The Grantor hereby waive(s) presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Security and any and all other notices and demands whatsoever, whether or not relating to such instruments.

     No provision hereof shall be modified or limited except by a written instrument executed by the party sought to be charged therewith, expressly referring hereto and to the provision so modified or limited. This agreement shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns, shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this agreement; and shall be governed by and construed according to the laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

                                        _________________________________


                                        By:_______________________________
                                           Name:
                                           Title:

                                    EXHIBIT H

                         TRADEMARK COLLATERAL ASSIGNMENT
                         -------------------------------


     IVC INDUSTRIES, INC. (formerly known as INTERNATIONAL VITAMIN CORPORATION), a Delaware corporation (the "Assignor"), does hereby grant, assign and convey to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent under the Credit Agreement referred to below (the "Agent"), the registered trademarks and trademark applications identified on Annex I hereto and the goodwill represented thereby (the "Trademarks") together with all the proceeds thereof, as collateral security for all the Liabilities (as hereinafter defined);

     SUBJECT TO a reservation on the part of the Assignor (until the occurrence of an Event of Default, as hereinafter defined) of a license to use the Trademarks for the Assignor's own benefit, provided that such use does not violate the terms of the Credit Agreement or any of the other Facility Documents. The license so reserved shall terminate upon the occurrence of an Event of Default.

     This Assignment is being executed and delivered pursuant to the Credit Agreement dated as of the date hereof (which, as the same may hereafter be amended or supplemented from time to time, will be called, the "Credit Agreement") between the Assignor, the Banks party thereto and the Agent. All capitalized terms used in this Assignment and not defined shall have the respective meanings ascribed to them in the Credit Agreement.

     As used herein, the term "Liabilities" means all indebtedness, obligations and liabilities of every kind and nature of the Assignor to any or all of the Banks and the Agent under any or all of the Credit Agreement and the other Facility Documents.

     The assignment effected hereby shall be governed by Article 9 of the New York Uniform Commercial Code. Upon the occurrence and during the continuance of an Event of Default, the Assignee shall have the rights and remedies of a secured party as set forth therein (including, without limitation, the right to dispose of the Trademarks and to apply the proceeds of the disposition to satisfy the Obligations) and otherwise available at law or in equity.

     The Agent shall have no duties with respect to the Trademarks, other than the duties of a secured party under the New York Uniform Commercial Code. Without limiting the generality of the foregoing, the Agent shall have no duty to prosecute any action for trademark infringement against any person.

     The address of the Agent for purposes of this Assignment is:

                    The Chase Manhattan Bank (National Association) 1 Chase Manhattan Plaza
                    New York, New York 10081
     with a simultaneous copy to:
     ---------------------------

                    Chase National Corporate Services, Inc.
                    Heights Plaza
                    777 Terrace Avenue, 3rd Floor
                    Hasbrouck Heights, New Jersey 07604
                    Attention:  Mr. Peter M. Fitzsimmons

or such other address as the Agent may designate to the Assignor in writing from time to time.

     IN WITNESS WHEREOF, the Assignor has executed this Assignment as of this ____ day of April, 1996.

ATTEST/WITNESS:                    IVC INDUSTRIES, INC.


___________________________             By:________________________________




STATE OF _____________ :
                       :  SS.:
COUNTY OF ____________ :


     On this ____ day of April, 1996, before me, the undersigned, personally appeared _____________________, the _________________________ of IVC Industries,
Inc., who, I am satisfied, is the person who signed the foregoing instrument, and he or he did acknowledge that he or she signed and delivered the same in his or her capacity as such officer, and that he or she was authorized to do so, and that the foregoing instrument is the voluntary act and deed of such corporation, made by virtue of the authority of its board of directors.


                                        ______________________________
                                        Notary Public

                                        ANNEX I
                                        -------


                     Registration or       Date of Registration
Trademark           Application Number        or Application
- ---------           ------------------     --------------------